                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     /X/ Preliminary proxy statement

     / / Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))

     / / Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            LEAR SEATING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                   PRELIMINARY MATERIALS DATED MARCH 1, 1996

                            LEAR SEATING CORPORATION

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 9, 1996

                               ------------------

     The Annual Meeting of Stockholders (the "Meeting") of Lear Seating Corporation ("Lear" or the "Company") will be held at The Management Education Center, Michigan State University, 811 West Square Lake Road, Troy, Michigan 48098 on Thursday, May 9, 1996, at 10:00 a.m., Eastern Time, for the following purposes:

        1. To elect four directors to hold office until the 1999 Annual Meeting of Stockholders;

        2. To approve the proposed amendment to the Company's Restated Certificate of Incorporation which would change the name of the Company to "Lear Corporation";

        3. To approve the Lear 1996 Stock Option Plan;

        4. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the 1996 fiscal year; and

        5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items are fully discussed in the Proxy Statement accompanying this Notice of Annual Meeting. A copy of the Company's Annual Report to Stockholders is also enclosed.

     The close of business on March 18, 1996 has been fixed as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

     In accordance with Delaware law, a list of Lear stockholders entitled to vote at the Meeting will be available for examination at the offices of the Company, 21557 Telegraph Road, Southfield, Michigan for ten days prior to the Meeting, between the hours of 9:00 a.m. and 5:00 p.m., and at the Meeting.

     All stockholders are cordially invited to attend the Meeting. However, to assure your representation at the Meeting, the Board of Directors of Lear urges you to date, execute and return promptly the enclosed proxy to give voting instructions with respect to your shares of common stock. The return of the proxy will not affect your right to vote in person if you do attend the Meeting.

                                          Joseph F. McCarthy
                                          Vice President, Secretary
                                          and General Counsel

March 25, 1996

                               TABLE OF CONTENTS

INTRODUCTION...........................................................................     1
RECORD DATE, OUTSTANDING SHARES AND REQUIRED VOTE......................................     2
  Record Date and Outstanding Shares...................................................     2
  Required Vote........................................................................     2
ELECTION OF DIRECTORS (PROPOSAL NO. 1).................................................     2
MANAGEMENT.............................................................................     4
  Directors and Executive Officers.....................................................     4
  Security Ownership of Certain Beneficial Owners and Management.......................     7
  Compliance with Section 16(a) of the Securities and Exchange Act of 1934.............     8
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES......................................     9
EXECUTIVE COMPENSATION.................................................................    10
  Summary Compensation Table...........................................................    10
  Options Received In Last Fiscal Year.................................................    11
  Pension Plan and Benefits............................................................    11
  Supplemental Executive Retirement Plan...............................................    14
  AIHI Non-Qualified Pension Plan......................................................    14
  401(k) Savings Plan..................................................................    15
  1988 Stock Option Plan...............................................................    15
  1992 Stock Option Plan...............................................................    15
  1994 Stock Option Plan...............................................................    15
  AIHI 1992 Key Employee Stock Option Plan.............................................    16
  Employment and Other Agreements......................................................    16
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION............................    18
REPORT OF COMPENSATION COMMITTEE.......................................................    18
  Executive Compensation Policy........................................................    18
  Base Salary..........................................................................    18
  Annual Incentives....................................................................    19
  Long-Term Incentives.................................................................    20
  Chief Executive Officer Compensation.................................................    20
  Tax Treatment of Executive Compensation..............................................    21
PERFORMANCE GRAPH......................................................................    22
CERTAIN TRANSACTIONS...................................................................    23
  Acquisition of Automotive Industries Holding, Inc....................................    23
  Public Offering......................................................................    23
  Credit Agreement.....................................................................    23
  Stockholders and Registration Rights Agreement.......................................    23
  Management Equity Participation......................................................    24
APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO CHANGE CORPORATE NAME
  (PROPOSAL NO. 2).....................................................................    24
APPROVAL OF THE 1996 STOCK OPTION PLAN (PROPOSAL NO. 3)................................    25
  Eligibility/Terms of Options.........................................................    25
  Administration.......................................................................    26
  Tax Implications.....................................................................    27
  Options to be Granted Under the 1996 Stock Option Plan...............................    27
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
  (PROPOSAL NO. 4).....................................................................    28

                   PRELIMINARY MATERIALS DATED MARCH 1, 1996
                               ------------------

                            SUBJECT TO REVIEW BY THE
                       SECURITIES AND EXCHANGE COMMISSION
                               ------------------

             CERTAIN INFORMATION INCLUDED HEREIN IS PRESENTED AS IT
            IS EXPECTED TO EXIST WHEN THE DEFINITIVE PROXY STATEMENT
           IS MAILED TO STOCKHOLDERS OF LEAR SEATING CORPORATION AND
              WILL BE REVISED TO REFLECT ACTUAL FACTS AT THAT TIME

                            LEAR SEATING CORPORATION

                              21557 TELEGRAPH ROAD
                           SOUTHFIELD, MICHIGAN 48034
                               ------------------

                                PROXY STATEMENT
                               ------------------

                                  INTRODUCTION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lear Seating Corporation ("Lear" or the "Company") for use in voting at the Annual Meeting of Stockholders (the "Meeting") to be held at The Management Education Center, Michigan State University, 811 West Square Lake Road, Troy, Michigan 48098 on Thursday, May 9, 1996, at 10:00 a.m. Eastern Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting. This proxy statement, the attached Notice of Annual Meeting and the enclosed proxy are being sent to stockholders on or about March 25, 1996.

     The Board of Directors does not intend to bring any matters before the Meeting except those indicated in the Notice of Annual Meeting and does not know of any matter which anyone else proposes to present for action at the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     If proxies are properly dated, executed and returned, the shares they represent will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein, FOR the approval of the amendment to the Company's Restated Certificate of Incorporation to change the name of the Company to "Lear Corporation," FOR the approval of the Lear 1996 Stock Option Plan (the "Option Plan") and FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for the Company in 1996.

     A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Meeting, by giving written notice to the Secretary of the Company prior to the Meeting, or by giving a later dated proxy. Attendance at the Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a previously granted proxy.

     The solicitation of proxies from the stockholders is being made by the Board of Directors and management of the Company, and the cost of solicitation, including the cost of preparing and mailing the Proxy Statement, Proxy, Notice of Annual Meeting and Annual Report to Stockholders is being paid for by the Company. Proxies also may be solicited personally and by telephone by certain officers and employees of the Company. In addition, Georgeson & Company, Inc. has been retained for solicitation of all brokers and nominees at a cost of approximately $5,000, plus customary out of pocket expenses. In addition, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of the Company's common stock, par value $.01 per share ("Common Stock") of whom they have knowledge, and may reimburse them for their expenses in so doing.

               RECORD DATE, OUTSTANDING SHARES AND REQUIRED VOTE

RECORD DATE AND OUTSTANDING SHARES

     At the close of business on March 18, 1996, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding 56,508,410 shares of the Company's Common Stock, the only class of voting securities outstanding. All record holders of Common Stock as of the close of business on March 18, 1996 shall be entitled to vote. The presence at the Meeting, in person or by proxy, of a majority of shares entitled to vote shall constitute a quorum. Abstentions and broker non-votes shall be counted for purposes of determining whether a quorum is present. Each share of Common Stock is entitled to one vote, without cumulation, on each matter to be voted upon at the Meeting.

REQUIRED VOTE

     Directors shall be elected by a plurality of the votes cast by the holders of the Company's Common Stock. "Plurality" means that the four individuals who receive the largest number of the votes of shares present in person or represented by proxy at the Meeting and entitled to vote, shall be elected as directors. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

     The approval of the proposal to amend the Restated Certificate of Incorporation to change the name of the Company will become effective upon the affirmative vote of the majority of outstanding shares entitled to vote. Any shares not voted (whether by abstention, broker non-vote or otherwise) have the effect of a negative vote.

     The approval of the Option Plan and the ratification of the appointment of the Company's independent auditors will become effective upon the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote. Any shares not voted (whether by abstention, broker non-vote or otherwise) with respect to the Option Plan and the appointment of independent auditors will have no effect on the outcome of the vote.

     Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of Common Stock in street name who do not receive instructions from beneficial owners by the date specified in the statement accompanying this proxy material are entitled to vote on the election of directors, the proposed amendment to the Restated Certificate of Incorporation, the Option Plan and the ratification of the appointment of independent auditors.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     The Company has a classified Board of Directors consisting of three classes. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

     At the Meeting, the stockholders will elect four directors to hold office, subject to the provisions of the Company's by-laws, until the Annual Meeting of Stockholders in 1999 and until their successors shall have been duly elected and qualified. In accordance with Delaware law and the Company's by-laws, Lear's Board of Directors has nominated Robert E. Rossiter, James H. Vandenberghe, Robert W. Shower and Alan H. Washkowitz to stand for election to the Board of Directors. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Rossiter, Vandenberghe, Shower and Washkowitz, the nominees set forth below. Proxies cannot be voted for a greater number of directors than the number of nominees named.

     Messrs. Rossiter, Vandenberghe, Shower and Washkowitz have consented to being named in this proxy statement and to serve if elected. However, if any nominee at the time of his election is unable or unwilling to serve or is otherwise unavailable for election and, as a result, another nominee is designated by the Board of Directors, the persons named in the enclosed proxy, or their substitutes, will have discretion and authority to vote or refrain from voting for such nominee in accordance with their judgment.

     The nominees for election as director, together with certain information about them, are set forth below.

                                                  DIRECTOR
                    NAME                  AGE      SINCE                   POSITION
        -----------------------------     ---     --------      -------------------------------
        Robert E. Rossiter...........     50        1988        President, Chief Operating
                                                                Officer and Director
        James H. Vandenberghe........     46        1995        Executive Vice President, Chief
                                                                Financial Officer and Director
        Robert W. Shower.............     58        1993        Director
        Alan H. Washkowitz...........     55        1994        Director

     Robert E. Rossiter. Mr. Rossiter became President of the Company in 1984 and a director and the Chief Operating Officer of the Company in 1988. He joined Lear Siegler, Inc. ("LSI") in 1971 in the Material Control Department of the Automotive Division, then joined the Metal Products Division of LSI as Production Control Manager, and subsequently moved into sales and sales management. In 1979, he joined the General Seating Division as Vice President of Sales and worked in that position, as well as Vice President of Operations, until 1984.

     James H. Vandenberghe. Mr. Vandenberghe is Executive Vice President, Chief Financial Officer and a director of the Company. He was appointed Executive Vice President of the Company in 1993 and became a director in November 1995. Mr. Vandenberghe also served as a director of the Company from 1988 until the merger of Lear Holdings Corporation ("Holdings"), Lear's former parent, into Lear (the "Holdings Merger"), which occurred in 1993. Mr. Vandenberghe previously served as Senior Vice President -- Finance, Secretary and Chief Financial Officer of the Company since 1988. He joined the Automotive Division of LSI in 1973 as a financial analyst and was promoted to positions at the Metal Products Division and the Automotive Group office, and in 1978 was named the Vice President -- Finance for the Plastic Division. In 1983, Mr. Vandenberghe was appointed Vice President -- Finance for the General Seating Division. Prior to 1988, Mr. Vandenberghe had been responsible for project management, United States operations, and international operations of the Company.

     Robert W. Shower. Mr. Shower became a director of the Company on December 31, 1993, upon consummation of the Holdings Merger. From November 1991 until the Holdings Merger, Mr. Shower was a Director of Holdings. Mr. Shower was appointed Senior Vice President and Chief Financial Officer of Seagull Energy Corporation in March 1992, elected a director in May 1992 and named Executive Vice President in 1994. Prior thereto, he served as Senior Vice President of Finance and Chief Financial Officer at AmeriServ in 1990 and 1991 and as a Managing Director of Corporate Finance with Lehman Brothers Inc. from 1986 to 1990. From 1964 to 1986, Mr. Shower served in a variety of financial executive positions with The Williams Companies, where he was a member of the Board of Directors and Executive Vice President of Finance and Administration from 1977 to 1986. Mr. Shower also serves as a director of Highlands Insurance Group, Inc.

     Alan H. Washkowitz. Mr. Washkowitz became a director of the Company in 1994. Mr. Washkowitz has been a Managing Director of Lehman Brothers Inc. or its predecessors since 1978. Mr. Washkowitz also serves as a director of K & F Industries, Inc., Illinois Central Corporation and McBrides, Ltd.

                                 RECOMMENDATION

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                ELECTION OF EACH OF ITS NOMINEES TO SERVE ON THE
                         COMPANY'S BOARD OF DIRECTORS.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions with the Company of the Company's directors and executive officers.

               NAME                   AGE                         POSITION
-----------------------------------   ---    ---------------------------------------------------
Kenneth L. Way(a)..................   56     Chairman of the Board and Chief Executive Officer
Robert E. Rossiter.................   50     President, Chief Operating Officer and Director
James H. Vandenberghe..............   46     Executive Vice President, Chief Financial Officer
                                             and Director
James A. Hollars...................   51     Senior Vice President and President -- BMW Division
Roger Alan Jackson.................   49     Senior Vice President -- Human Resources and
                                             Corporate Relations
Frederick F. Sommer................   52     Senior Vice President and President -- Automotive
                                             Industries Division
Gerald G. Harris...................   62     Vice President and President -- GM Division
Richard N. Hodgson.................   48     Vice President and President -- Components Division
Terrence E. O'Rourke...............   49     Vice President and President -- Ford Division
Joseph F. McCarthy.................   52     Vice President, Secretary and General Counsel
Donald J. Stebbins.................   38     Vice President, Treasurer and Assistant Secretary
Gian Andrea Botta(b)...............   42     Director
Eliot M. Fried(a)..................   63     Director
Jeffrey P. Hughes(b)...............   55     Director
Larry W. McCurdy(a)................   60     Director
Robert W. Shower...................   58     Director
David P. Spalding(b)...............   41     Director
James A. Stern(b)..................   45     Director
Alan H. Washkowitz.................   55     Director

-------------------------
(a) Term as a director expires in 1998.

(b) Term as a director expires in 1997.

     Set forth below is a description of the business experience of each director and executive officer of the Company other than Messrs. Rossiter, Vandenberghe, Shower and Washkowitz, whose biographies are set out in the section entitled "Election of Directors."

     Kenneth L. Way. Mr. Way was elected to and has held the position of Chairman of the Board and Chief Executive Officer of the Company since 1988. Prior to this time he served as Corporate Vice President, Automotive Group for LSI since October 1984. During the previous six years, Mr. Way was President of LSI's General Seating Division. Before this position, he was President of LSI's Metal Products Division in Detroit for three years. Other positions held by Mr. Way during his 29 years with LSI include Manufacturing Manager of the Metal Products Division and Manager of Production Control for the Automotive Division in Detroit. Mr. Way also serves as a director of Hayes Wheels International, Inc.

     James A. Hollars. Mr. Hollars is Senior Vice President and President -- BMW Division of the Company. He was appointed to this position in November 1995. Previously he served as Senior Vice President and President -- International Operations since November 1994. Prior to serving in that position, he was Senior Vice President -- International Operations of the Company since 1993. He was previously promoted to Vice President -- International upon the sale of LSI's Power Equipment Division to Lucas Industries in 1988. Mr. Hollars joined LSI's Metal Products Division in 1973 as the Manufacturing Manager and later served as Vice President -- Manufacturing for its No-Sag Spring Division. In 1979, he was named President of the Foam Products Division and was subsequently promoted to President at the Anchorlok Division in 1985 and the Power Equipment Division in 1986.

     Roger Alan Jackson. Mr. Jackson was elected as Senior Vice President -- Human Resources and Corporate Relations in October 1995. Previously he served as Vice President -- Human Resources for Allen Bradley, a wholly-owned subsidiary of Rockwell International. Mr. Jackson was employed by Rockwell International or its subsidiaries from December 1977 to September 1995.

     Frederick F. Sommer. Mr. Sommer was elected Senior Vice President and President -- Automotive Industries Division of the Company in August 1995. Previously he served as President of Automotive Industries Holding, Inc. ("AIHI") since November 1991 and Chief Executive Officer of AIHI since May 1994. From March 1992 to May 1994, Mr. Sommer served as Chief Operating Officer of AIHI. Mr. Sommer also served as Executive Vice President of AIHI from October 1990 until November 1991. Prior thereto, he served as Vice President -- Manufacturing and Purchasing of the U.S. subsidiary of Nissan from January 1987 to October 1990.

     Gerald G. Harris. Mr. Harris is Vice President and President -- GM Division of the Company. He was promoted to this position in November 1994. Prior to serving in this position, he was Vice President and General Manager -- GM Operations since March 1994. Previously, Mr. Harris served as Director -- Ford Business Unit from March 1992 to March 1994, Director of Sales from August 1990 to March 1992 and Sales Manager from January 1989 to August 1990. Mr. Harris has held a variety of managerial positions with the Company and LSI since 1962.

     Richard N. Hodgson. Mr. Hodgson is Vice President and President -- Components Division of the Company. He was promoted to this position in November 1994. Prior to serving in this position, he was Vice President -- Component Operations since April 1993. Previously he served as Plant Manager for Lear's subsidiary, Lear Seating Canada Ltd., from 1982.

     Terrence E. O'Rourke. Mr. O'Rourke is Vice President and President -- Ford Division of the Company. He was promoted to this position in November 1995. Previously he served as Vice President and President -- Chrysler Division since November 1994. Prior to serving in this position, he was Director -- Strategic Planning since October 1994. Prior to joining Lear, Mr. O'Rourke was employed by Ford Motor Company as Supply Manager -- Climate Control Department from 1992 and Procurement Operations Manager from 1988.

     Joseph F. McCarthy. Mr. McCarthy was elected Vice President, Secretary and General Counsel of Lear in April 1994. Prior to joining Lear, Mr. McCarthy served as Vice President -- Legal and Secretary for both Hayes Wheels International, Inc. and Kelsey-Hayes Company. Prior to joining Hayes Wheels International, Inc. and Kelsey-Hayes Company, Mr. McCarthy was a partner in the law firm of Kreckman & McCarthy from 1973 to 1983.

     Donald J. Stebbins. Mr. Stebbins is Vice President, Treasurer and Assistant Secretary of the Company. He joined the Company in June 1992 from Bankers Trust Company, New York, where he was a Vice President for four years. Prior to his tenure at Bankers Trust Company, Mr. Stebbins held positions at Citibank, N.A. and The First National Bank of Chicago.

     Gian Andrea Botta. Mr. Botta became a director of the Company on December 31, 1993, upon consummation of the Holdings Merger. Prior to the Holdings Merger, Mr. Botta was a director of Holdings since 1993. Mr. Botta has been President of EXOR America Inc., an affiliate of FIMA Finance Management Inc. ("FIMA"), since February 1994 and previously was President of IFINT-USA Inc., an affiliate of FIMA, since 1993 and was Vice President of Acquisitions of IFINT-USA Inc. for more than five years prior thereto. Mr. Botta also serves as a director of ICF Kaiser International, Inc., Constitution Re Inc. and Western Industries Inc., and as a trustee of Corporate Property Investors.

     Eliot M. Fried. Mr. Fried became a director of the Company on December 31, 1993, upon consummation of the Holdings Merger. From September 1991 until the Holdings Merger, Mr. Fried was a Director of Holdings. He has been a Managing Director of Lehman Brothers Inc. for more than five years. Mr. Fried is a director of Bridgeport Machines, Inc., Energy Ventures, Inc., Sun Distributors, L.P., Vernitron Corporation and Walter Industries, Inc.

     Jeffrey P. Hughes. Mr. Hughes became a director of the Company in September 1991. Mr. Hughes left Lehman Brothers Inc. to become Vice Chairman of The Cypress Group L.L.C. ("The Cypress Group"), a private investment company, in 1994. Prior to this time, he was a Managing Director of Lehman Brothers Inc. for more than five years.

     Larry W. McCurdy. Mr. McCurdy became a director of the Company in 1988. Mr. McCurdy was named Executive Vice President, Operations of Cooper Industries in April 1994. Prior to this time, Mr. McCurdy was the President and Chief Executive Officer of Moog Automotive, Inc. since November 1985, and prior thereto President and Chief Operating Officer of Echlin, Inc. ("Echlin"), since August 1983, after serving as Vice President of Finance from February 1983. Prior to joining Echlin, he served in various managerial positions with Tenneco, Inc. He was formerly Chairman of the Board of Directors of the Motor and Equipment Manufacturing Association. Mr. McCurdy also serves as a director of Mohawk Industries, Inc., Breed Technologies, Inc. and as a trustee of Millikin University.

     David P. Spalding. Mr. Spalding became a director of the Company in September 1991. Mr. Spalding left Lehman Brothers Inc. to become Vice Chairman of The Cypress Group in 1994. Prior to this time, he was Managing Director of Lehman Brothers Inc. from February 1991. Previously, he held the position of Senior Vice President of Lehman Brothers Inc. from September 1988 to February 1991. From April 1987 to September 1988, he was Senior Vice President of General Electric Capital Corporation Corporate Finance Group, Inc. Prior to 1987 he was a Vice President of The First National Bank of Chicago. Mr. Spalding is also a director of Parisian, Inc.

     James A. Stern. Mr. Stern became a director of the Company on December 31, 1993, upon consummation of the Holdings Merger. From September 1991 until the Holdings Merger, Mr. Stern was a director of Holdings. Mr. Stern left Lehman Brothers Inc. to become Chairman of The Cypress Group in 1994. Prior to this time, he was a Managing Director of Lehman Brothers Inc. for more than five years. He is also a director of K&F Industries Inc., Infinity Broadcasting Corporation, R.P. Scherer Corporation and Noel Group, Inc.

     Directors who are not employees of the Company, Lehman Brothers Inc. or The Cypress Group receive a fee of $20,000 per annum plus $1,000 for each meeting of the Board of Directors or any committee thereof that they attend. Directors are also reimbursed for their expenses incurred in attending meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the close of business on March 18, 1996 (except as set forth below), certain information with respect to the beneficial ownership of Common Stock by (i) each director of the Company, (ii) the Chief Executive Officer and the four other most highly compensated executive officers of Lear whose compensation exceeded $100,000 in the Company's last completed fiscal year (collectively, the "named executive officers"), (iii) all executive officers and directors as a group and (iv) each stockholder who is known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of the outstanding Common Stock. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated.

                                                               NUMBER OF SHARES           PERCENTAGE
                                                               OF COMMON STOCK            OF COMMON
                                                              OWNED BENEFICIALLY            STOCK
                                                              ------------------         ------------
Lehman Funds(1).............................................      16,471,224                29.1%
FMR Corp.(2)................................................       6,970,400                 12.3
The TCW Group, Inc.(3)......................................       5,319,288                  9.4
FIMA Finance Management Inc.(4).............................       3,497,544                  6.2
Kenneth L. Way(5)(6)........................................         453,749(7)                 *
Robert E. Rossiter(5)(6)....................................         266,671(8)                 *
James H. Vandenberghe(5)(6).................................         171,451(9)                 *
Frederick F. Sommer(6)......................................          14,997(10)                *
James A. Hollars(6).........................................         210,243(11)                *
Robert W. Shower(5).........................................           5,000                    *
Larry W. McCurdy(5).........................................           2,000                    *
Total Executive Officers and Directors as a group (19
  individuals)..............................................       1,192,363(12)              2.1

-------------------------
  *  Less than 1%

 (1) These shares of Common Stock are held by four merchant banking partnerships affiliated with Lehman Brothers Holdings Inc. (collectively, the "Lehman Funds"). The number of shares beneficially owned by the Lehman Funds includes 5,916,258 shares of Common Stock owned by Lehman Brothers Merchant Banking Portfolio Partnership L.P. and 4,021,298 shares of Common Stock owned by Lehman Brothers Capital Partners II, L.P. (each located at Three World Financial Center, New York, New York 10285) and 1,626,544 shares of Common Stock owned by Lehman Brothers Offshore Investment Partnership L.P. and 4,907,124 shares of Common Stock owned by Lehman Brothers Offshore Investment Partnership -- Japan L.P. (each located at Clarendon House, Church Street, Hamilton HMCX, Bermuda). Lehman Brothers Merchant Banking Partners Inc. and Lehman Brothers II Investment Inc. are the general partners of Lehman Brothers Merchant Banking Portfolio Partnership L.P. and Lehman Brothers Capital Partners II, L.P., respectively, and Lehman Brothers Offshore Partners Ltd. is the general partner of Lehman Brothers Offshore Investment Partnership L.P. Each such general partner may be deemed to own beneficially the shares directly owned by the entity of which it is the general partner. Each such general partner is an indirect wholly-owned subsidiary of Lehman Brothers Group Inc., which is a wholly-owned subsidiary of Lehman Brothers Holdings Inc. Each of the partnerships may be deemed to share with Lehman Brothers Merchant Banking Partners Inc. the power to vote and the power to dispose of shares owned by such partnership. The address of Lehman Brothers Merchant Banking Partners Inc. is Three World Financial Center, New York, New York 10285.

 (2) The Company has been informed by FMR Corp. in a report dated December 11, 1995 on Schedule 13G, as amended by Amendment No. 1 thereto on February 14, 1996, that the number of shares owned by FMR Corp. include (i) 6,763,800 shares of Common Stock owned by Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Company Act of 1940 and (ii) 206,600 shares of Common Stock owned by Fidelity Management Trust Company ("Fidelity Bank"), a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act. FMR Corp. and Edward C. Johnson 3d, Chairman of FMR Corp. each has sole power to dispose of the 6,763,800 shares of Common Stock owned by Fidelity and the 206,600 shares of Common Stock owned by Fidelity Bank and the sole power to vote or to direct the voting of 77,000 shares of Common Stock owned by Fidelity Bank. The Board of Trustees of Fidelity has the sole power to vote or direct the voting of the 6,763,800 shares of Common Stock owned by Fidelity. The address of FMR Corp., Fidelity and Fidelity Bank is 82 Devonshiare Street, Boston, Massachusetts 02109.

 (3) The Company has been informed by The TCW Group, Inc. in a report dated as of February 12, 1996 on Schedule 13G that the shares beneficially owned by The TCW Group, Inc. are held by the following subsidiaries of The TCW Group, Inc.: Trust Company of the West; TCW Asset Management Company; and TCW Funds Management, Inc. The address of The TCW Group, Inc. is 865 Figueroa Street, Los Angeles, CA 90017. In addition, Robert Day may be deemed to control The TCW Group, Inc. Consequently, Robert Day may be deemed to beneficially own the shares owned by The TCW Group, Inc. The address of Robert Day is 200 Park Avenue, Suite 2200, New York, New York 10166.

 (4) FIMA Finance Management Inc. is a wholly-owned subsidiary of EXOR Group S.A. ("EXOR Group") (formerly IFINT S.A.). EXOR Group, a Luxembourg corporation, is the international investment holding company of IFI S.p.A., the parent company of the Agnelli Group. The address of FIMA is Wickam's Cay, Road Town, Tortola, British Virgin Islands.

 (5) The individual is a director of the Company.

 (6) The individual is a named executive officer of the Company.

 (7) Includes 268,025 shares of Common Stock issuable under currently exercisable options.

 (8) Includes 160,741 shares of Common Stock issuable under currently exercisable options.

 (9) Includes 99,088 shares of Common Stock issuable under currently exercisable options.

(10) Consists of 14,997 shares of Common Stock issuable under currently exercisable options.

(11) Includes 147,543 shares of Common Stock issuable under currently exercisable options.

(12) The number of shares includes 725,406 shares of Common Stock issuable under currently exercisable options, but excludes 627,000 shares of Common Stock issuable upon exercise of options granted pursuant to the 1992 Stock Option Plan and 197,000 shares of Common Stock issuable upon exercise of options granted pursuant to the 1994 Stock Option Plan. See "Certain Transactions -- Management Equity Participation" below.
------------------------

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES AND EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons with respect to the filing of Form 5, the Company believes that all filings required to be made by the reporting persons for the fiscal year ended December 31, 1995 were made on a timely basis.

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors has established permanent Audit, Compensation and Executive committees. The membership of each of these committees is determined from time to time by the Board of Directors and, to date, only non-management directors have served on the Audit Committee and the Compensation Committee. The Audit Committee, which held two meetings during 1995, consists of Messrs. Shower and McCurdy, with Mr. Shower serving as Chairman. The Compensation Committee, which held two meetings during 1995, consists of Messrs. Spalding, Hughes and McCurdy, with Mr. Spalding serving as Chairman. The Executive Committee, which held no meetings during 1995, consists of Messrs. Stern, Spalding, Hughes, Way and Rossiter, with Mr. Stern serving as Chairman.

     The responsibilities of the Audit Committee are: (i) to participate with management of the Company in selecting and recommending to the Board of Directors the independent auditors to be retained to conduct the annual audit of the Company; (ii) to review with management and auditors annually the proposed scope of the independent audit; (iii) to review the non-audit services performed by the independent auditors to ensure that performance of such services does not impair the independence of the auditors; (iv) to review with management the periodic examinations made by regulatory authorities and any replies required in connection with such examinations; (v) to review with management at least annually the role and scope of the work performed by the Company's internal auditors; (vi) to review the periodic summary reports of audits performed by the internal auditors; and (vii) to advise the Board of Directors on any developments which the Audit Committee believes should be considered by the Board of Directors.

     The Compensation Committee reviews and approves salaries, bonuses and other benefits relating to compensation of the executive officers of the Company and administers the Company's stock option plans. The Compensation Committee also approves the Company's compensation policies and compensation programs.

     The Executive Committee, during intervals of the meetings of the Board of Directors, may exercise certain powers of the Board of Directors in the general supervision and control of the business and affairs of the Company.

     The Company's Board of Directors met seven times during fiscal 1995. Two directors participated in fewer than 75% of the total number of meetings of the Board of Directors. Messrs. Fried and Washkowitz each attended 57% of the meetings of the Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth annual and long-term compensation for the named executive officers in the fiscal year ended December 31, 1995, as well as certain other compensation information for the named executive officers during the fiscal periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM COMPENSATION(6)
                                                                                ------------------------------------------------
                                                                                        AWARDS
                                           ANNUAL COMPENSATION                  -----------------------          PAYOUTS
                             ------------------------------------------------   RESTRICTED   SECURITIES   ----------------------
                                                                 OTHER ANNUAL     STOCK      UNDERLYING    LTIP      ALL OTHER
          NAME AND                                    BONUS      COMPENSATION     AWARDS      OPTIONS/    PAYOUTS   COMPENSATION
    PRINCIPAL POSITIONS      PERIOD(1)   SALARY($)     ($)           ($)           (#)        SARS(#)       ($)         ($)
---------------------------- ---------   ---------   --------    ------------   ----------   ----------   -------   ------------
Kenneth L. Way..............    1995     $585,000    $900,000(2)                                                      $ 24,642(7)
  Chairman of the Board and     1994      502,000     830,000(2)                               46,000                   18,128(7)
  Chief Executive Officer       1993      475,000     462,500(3)   $830,000(5)                                           9,750(7)

Robert E. Rossiter..........    1995      420,000     625,000(2)                                                        14,080(8)
  President, Chief Operating    1994      365,000     585,000(2)                               27,000                   21,163(8)
  Officer and Director          1993      345,000     335,000(3)    830,000(5)                                           4,714(8)

James H. Vandenberghe.......    1995      304,000     450,000(2)                                                        12,851(9)
  Executive Vice President,     1994      261,000     375,000(2)                               18,000                   10,865(9)
  Chief Financial Officer       1993      238,333     215,000(3)    277,000(5)                                           2,539(9)
    and
  Director

Frederick F. Sommer.........    1995      131,256     525,000(4)
  Senior Vice President and     1994
  President -- Automotive       1993
  Industries Division

James A. Hollars............    1995      230,000     125,000(2)                                                        13,176(10)
  Senior Vice President and     1994      230,000     150,000(2)                               14,000                   10,726(10)
  President -- BMW Division     1993      216,500     130,500(3)    277,000(5)                                           3,323(10)

-------------------------
 (1) The Company changed its fiscal year end from June 30 to December 31, effective December 31, 1994. For purposes of comparison, the information presented in the above table is for the calendar years ended December 31, 1995, 1994 and 1993.

 (2) Pursuant to the Company's Senior Executive Incentive Compensation Plan, the Company awards annual bonuses to its executive officers based on the attainment of financial and nonfinancial objectives. All bonuses were earned pursuant to the Senior Executive Incentive Compensation Plan, except that Messrs. Way, Rossiter and Vandenberghe received additional bonuses for 1995 of $150,000, $100,000 and $50,000, respectively and for 1994 of
     $300,000, $200,000 and $103,000, respectively. Such additional bonuses were based on criteria similar to that considered under the Senior Executive Incentive Compensation Plan. For a description of the Senior Executive Incentive Compensation Plan and the criteria used for the determination of awards, see "Compensation Committee Report -- Annual Incentives."

 (3) This amount includes bonuses awarded pursuant to the Senior Executive Compensation Plan for the six months ended December 31, 1993 and 50% of the bonus awarded pursuant to the Senior Executive Compensation Plan for the Company's fiscal year ended June 30, 1993.

 (4) This amount includes $175,000 awarded pursuant to the Company's Senior Executive Incentive Compensation Plan and a $350,000 payment in connection with the Company's acquisition of AIHI. See "Compensation Committee Report -- Annual Incentives" and "Certain Transactions -- Acquisition of Automotive Industries Holding, Inc."

 (5) Consists of one-time payments for past services.

 (6) The Company does not have restricted stock award plans or long-term incentive plans and has not granted stock appreciation rights ("SARs").

 (7) Represents: 401(k) plan matching contributions of $1,150 for each of 1995, 1994 and 1993, respectively; life insurance premiums paid by the Company of $14,215, $8,798 and $8,600 for 1995, 1994 and 1993, respectively; and
     payments of $9,277 and $8,180 for expenses related to financial planning in 1995 and 1994, respectively.

 (8) Represents: 401(k) plan matching contributions of $1,150 for each of 1995, 1994 and 1993, respectively; life insurance premiums paid by the Company of $3,653, $3,653 and $3,564 for 1995, 1994 and 1993, respectively; and
     payments of $9,277 and $16,360 for expenses related to financial planning in 1995 and 1994, respectively.

 (9) Represents: 401(k) plan matching contributions of $1,150 for each of 1995, 1994 and 1993, respectively; life insurance premiums paid by the Company of $2,424, $1,535 and $1,389 for 1995, 1994 and 1993, respectively; and
     payment of $9,277 and $8,180 for expenses related to financial planning in 1995 and 1994, respectively.

(10) Represents 401(k) plan matching contributions of $1,150 for each of 1995, 1994 and 1993, respectively; life insurance premiums paid by the Company of $3,521, $2,306 and $2,173 for 1995, 1994 and 1993, respectively; and
     payment of $8,505 and $7,270 for expenses related to financial planning in 1995 and 1994, respectively.

OPTIONS RECEIVED IN LAST FISCAL YEAR

     The following table provides information, with respect to the named executive officers of the Company, concerning the receipt of options during the fiscal year ended December 31, 1995, and the potential value of unexercised options on an aggregated basis.

                    OPTIONS RECEIVED IN THE LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                                                                                  VALUE
                                                                                            AT ASSUMED ANNUAL
                                 NUMBER OF                                                        RATES
                                 SECURITIES     % OF TOTAL                                   OF STOCK PRICE
                                 UNDERLYING      OPTIONS                                      APPRECIATION
                                  OPTIONS      RECEIVED BY     EXERCISE                      FOR OPTION TERM
                                  RECEIVED     EMPLOYEES IN      PRICE      EXPIRATION    ---------------------
             NAME                  (#)(1)      FISCAL YEAR     ($/SHARE)       DATE        5%($)        10%($)
------------------------------   ----------    ------------    ---------    ----------    --------     --------
Kenneth L. Way................         --            --              --             --          --           --
Robert E. Rossiter............         --            --              --             --          --           --
James H. Vandenberghe.........         --            --              --             --          --           --
Frederick F. Sommer...........     14,997           5.2%        $ 23.12       8-8-2004    $328,152     $709,572
James A. Hollars..............         --            --              --             --          --           --

-------------------------
(1) Those options were originally granted by AIHI under its 1992 Key Employee Stock Option Plan and were converted into the right to purchase Lear Common Stock in connection with the AIHI acquisition. For a discussion of the terms of the options received, see "Executive Compensation -- AIHI 1992 Key Employee Stock Option Plan" below.

    The following table provides information, with respect to the named executive officers, concerning the exercise or settlement of stock options during the fiscal year ended December 31, 1995, and unexercised stock options held as of December 31, 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                    OPTIONS AT              IN-THE-MONEY OPTIONS
                              SHARES ACQUIRED     VALUE          DECEMBER 31, 1995         AT DECEMBER 31, 1995(1)
                                ON EXERCISE      REALIZED    -------------------------    -------------------------
           NAME                     (#)            ($)       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
---------------------------   ---------------    --------    -------------------------    -------------------------
Kenneth L. Way.............         --              --            388,245/227,500          $  10,758,269/$4,997,000
Robert E. Rossiter.........         --              --            232,947/142,500              6,454,961/ 3,136,500
James H. Vandenberghe......         --              --            147,543/103,800              4,088,417/ 2,302,200
Frederick F. Sommer........         --              --             14,997/      0                88,182/          0
James A. Hollars...........         --              --            147,543/ 80,000              4,088,417/ 1,395,000

-------------------------
(1) Based on a closing price of $29.00 per share on December 29, 1995 as reported by the New York Stock Exchange.

PENSION PLAN AND BENEFITS

    The named executive officers (as well as other employees of Lear), other than Frederick F. Sommer, participate in the Lear Seating Corporation Pension Plan (the "Pension Plan"). The Pension Plan is a qualified pension plan under the Internal Revenue Code of 1986, as amended (the "Code"), which is integrated with Social Security benefits. Any active employee of Lear who was a participant in the Lear Siegler Diversified Holding Corp. Pension Plan on September 29, 1988, is eligible to participate, and each other eligible employee (certain non-union employees not covered by another pension plan or hourly 401(k) plan and certain union employees) becomes a participant on the July 1st or January 1st following completion of one year of service. The benefits are funded by employer contributions that are determined under accepted actuarial principals and applicable United States federal tax laws.

     The Pension Plan contains four sets of benefit provisions: the Lear provisions, the Fabricated Products Operations ("FPO") provisions, the Progress Pattern provisions and the FAVESA provisions. The Lear provisions are the principal provisions of the Pension Plan (see below). The FPO and Progress Pattern provisions are grandfathering provisions carried forward from the Lear Siegler Diversified Holdings Corp. Pension Plan, and apply to those participants who were covered by such provisions of that plan. The FAVESA provisions are grandfathering provisions carried forward from the Ford General Retirement Plan, and apply to those participants who were covered by such provisions when Lear purchased from Ford Motor Company its North American seat cover and seat systems business. All named executive officers, other than Frederick F. Sommer, are covered by either the Lear or FPO provisions.

     Under the Lear provisions, pension benefits are based on a participant's "final average earnings," which is the average compensation for the highest five consecutive calendar year earnings of the last 15 years of employment. Compensation includes all cash compensation reported for federal income tax purposes excluding sales incentive bonuses. Assuming retirement at age 65, the annual retirement benefit (based on a life annuity) is equal to the greater of:

          a. 1.10% times final average earnings times years of credited service (to a maximum of 30 years) plus 0.65% times final average earnings in excess of covered compensation times credited service (to a maximum of 30 years), or

          b. $177.00 times years of credited service.

     Covered compensation is a 35 year average of the Social Security Taxable Wage Base as defined in I.R.S. Notice 89-70.

     Participants who are former FPO employees (as of December 31, 1985), or are former employees of Progress Pattern Corporation (as of November 30, 1984), are eligible to have their pension determined through the application of a floor provision, which guarantees a minimum pension benefit. Pension benefits will be calculated in two ways, using first the new Pension Plan formula, and then using the floor provision. If the pension benefits are greater by applying the floor provision, then the participants will receive benefits under the floor provision.

     Assuming retirement at age 65, by applying the floor provision the benefit will be:

          a. 0.8% times final average earnings times years of credit service plus

          b. 0.65% times final average earnings in excess of $10,000 times years of credited service (to a maximum of 35 years).

     Participants formerly covered by the Progress Pattern provisions were covered by the FPO provisions on and after October 1, 1989.

     The benefits under the Pension Plan become vested if a participant was fully vested in the Lear Siegler Diversified Holdings Corp. Pension Plan, or upon the attainment of five years of combined vesting service under the Lear Siegler Diversified Holdings Corp. Pension Plan, and the Pension Plan, or under completion of five years of service.

     The following table indicates estimated annual benefits payable upon normal retirement at age 65, based on a life annuity for various compensation levels and years of service classification, under the Lear provisions.

                               PENSION PLAN TABLE

                                                                       YEARS OF SERVICE*
                                        COVERED       ---------------------------------------------------
ANNUAL COMPENSATION                   COMPENSATION      10         15         20         25         30
-----------------------------------   ------------    -------    -------    -------    -------    -------
$200,000...........................     $ 61,200      $22,272    $33,408    $44,544    $55,680    $66,816
 250,000...........................       61,200       22,272     33,408     44,544     55,680     66,816
 300,000...........................       61,200       22,272     33,408     44,544     55,680     66,816
 350,000...........................       61,200       22,272     33,408     44,544     55,680     66,816
 400,000...........................       61,200       22,272     33,408     44,544     55,680     66,816
 450,000...........................       61,200       22,272     33,408     44,544     55,680     66,816
 500,000...........................       61,200       22,272     33,408     44,544     55,680     66,816

-------------------------
* The maximum annual retirement benefit under the Pension Plan for 1995 is $120,000 and the maximum annual compensation which can be considered in the determination of average compensation for 1995 is $150,000.

     The following table indicates estimated annual benefits payable upon normal retirement at age 65, based on a life annuity for various compensation levels and years of service classifications under FPO provisions:

                               PENSION PLAN TABLE

                                                                   YEARS OF SERVICE*
                                                  ---------------------------------------------------
ANNUAL COMPENSATION                                 10         15         20         25         30
-----------------------------------------------   -------    -------    -------    -------    -------
$200,000.......................................   $21,100    $31,650    $42,200    $52,750    $63,300
 250,000.......................................    21,100     31,650     42,200     52,750     63,300
 300,000.......................................    21,100     31,650     42,200     52,750     63,300
 350,000.......................................    21,100     31,650     42,200     52,750     63,300
 400,000.......................................    21,100     31,650     42,200     52,750     63,300
 450,000.......................................    21,100     31,650     42,200     52,750     63,300
 500,000.......................................    21,100     31,650     42,200     52,750     63,300

-------------------------
* The maximum annual retirement benefit under the Pension Plan for 1995 is $120,000 and the maximum annual compensation which can be considered in the determination of average compensation for 1995 is $150,000.

     Kenneth L. Way and James A. Hollars are covered by the Lear provisions, and Robert E. Rossiter and James H. Vandenberghe are covered by the FPO provisions. At age 65, it is estimated that Kenneth L. Way will have 15 years of service with Lear, Robert E. Rossiter will have 21 years of service with Lear, James H. Vandenberghe will have 25 years of service with Lear and James A. Hollars will have 20 years of service with Lear. The average annual compensation for participants covered by the Lear provisions is substantially similar to the compensation reported in the Summary Compensation Table. The compensation covered under the Pension Plan for the fiscal year ended December 31, 1995 was $150,000 for each of Messrs. Way, Rossiter, Vandenberghe and Hollars.

     The Pension Plan grants credit for all years of pension service with Lear Siegler Diversified Holdings Corp. and with Lear, and offsets the retirement benefit payable by the Lear Siegler Diversified Holdings Corp. Pension Plan against the benefit payable by the Pension Plan. The Pension Plan is not subject to reductions for social security benefits.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Lear established a Supplemental Executive Retirement Plan (the "Supplemental Executive Retirement Plan") on January 1, 1995 as part of a Pension Equalization Program. Lear's Pension Plan is subject to rules in the Code that restrict the level of retirement income that can be provided to highly paid executives under the Pension Plan. The purpose of the Supplemental Executive Retirement Plan is to supplement the pensions of highly paid executives under the Pension Plan in order to provide them with a relative level of retirement income comparable to that of other employees. The benefits under the Supplemental Executive Retirement Plan are equal to the difference between the executive's actual vested accrued pension benefit under the Pension Plan and the benefit under the Pension Plan the executive would have accrued under the Pension Plan if pension limits on qualified pension plans were disregarded. Highly compensated executives, whose pensions under the Pension Plan have been reduced due to limitations on tax qualified pension plans, are eligible to participate in the Supplemental Executive Retirement Plan. Each of Messrs. Way, Rossiter, Vandenberghe and Hollars participates in the Supplemental Executive Retirement Plan.

     The following table indicates estimated supplemental annual benefits payable upon normal retirement at age 65 based on a life annuity for various compensation levels and years of service classifications under the Supplemental Executive Retirement Plan provisions:

                               PENSION PLAN TABLE

                                                                     YEARS OF SERVICE
                                   COVERED       --------------------------------------------------------
     ANNUAL COMPENSATION         COMPENSATION       10          15          20          25          30
------------------------------   ------------    --------    --------    --------    --------    --------
$ 300,000.....................     $ 61,200      $ 26,250    $ 39,375    $ 52,500    $ 65,625    $ 78,750
   400,000....................       61,200        43,750      65,625      87,500     109,375     131,250
   500,000....................       61,200        61,250      91,875     122,500     153,125     183,750
   600,000....................       61,200        78,750     118,125     157,500     196,875     236,250
   700,000....................       61,200        96,250     144,375     192,500     240,625     288,750
   800,000....................       61,200       113,750     170,625     227,500     284,375     341,250
   900,000....................       61,200       131,250     196,875     262,500     328,125     393,750
 1,000,000....................       61,200       148,750     223,125     297,500     371,875     446,250

AIHI NON-QUALIFIED PENSION PROGRAM

     Mr. Sommer participates in a non-qualified pension program (the "Program") for AIHI's highly compensated employees which provides for contributions to annuity contracts on behalf of each such employee. AIHI's semi-annual contributions are equal to each employee's total earnings (excluding prior contributions by AIHI pursuant to the Program) for the previous six-month period multiplied by the applicable contribution percentage. The applicable contribution percentage is the percentage of each employee's total earnings necessary to fund an annuity contract that provides the monthly pension benefit, payable as a single life annuity commencing at age sixty-five, that would have been payable to such employee had such employee (i) accrued such benefit under the normal retirement benefit formula of the Automotive Industries, Inc. Defined Benefit Plan in effect on December 31, 1988 and (ii) remained employed with AIHI until attaining age sixty-five, and assuming that such employee received annual compensation increases equal to five and one-half percent beginning on the later of January 1, 1991 or January 1 of the first year that such employee is first eligible to participate in the Program.

     Each employee participating in the Program may elect to make voluntary contributions to such employee's annuity contract at any time. AIHI's contributions and voluntary contributions are fully vested at all times. The employee is the owner of the annuity contract, directs the investments of all contributions of the annuity contract, is responsible for all payment of expenses charged the annuity account and may withdraw funds from the annuity contract at any time. Each employee will continue to participate in the Program until the earlier of such employee's death, retirement or termination of employment with AIHI. AIHI has reserved the right to amend (retroactively, if it chooses) or terminate the Program in whole or in part without the consent of any employee or beneficiary, except that no amendment will affect the contributions already made to the annuity contracts of any employee.

401(K) SAVINGS PLAN

     Lear adopted a plan effective February 1, 1989 pursuant to Section 401(k) of the Internal Revenue Code (the "401(k) Plan") for non-union employees who have completed a three month period of service and attained the age of twenty-one. Under the 401(k) Plan, each eligible employee may elect to defer a portion of his or her salary each year. The portion deferred will be paid by the Company to the trustee under the 401(k) Plan. Lear makes a matching contribution to the plan each month on behalf of each participant in an amount equal to 50% of such participant's salary deferral contributions which are not in excess of 4% of such participant's compensation, provided however, that the matching contribution for a participant in any year may not exceed $1,150. Matching contributions become vested under the 401(k) Plan at a rate of 20% for each full year of service. For the year ended December 31, 1995, each of Messrs. Way, Rossiter, Vandenberghe and Hollars received the maximum matching contribution under the 401(k) Plan of $1,150.

1988 STOCK OPTION PLAN

     Under stock options agreements, each dated September 29, 1988, as amended (collectively, the "1988 Stock Option Plan"), the Company had outstanding, as of March 1, 1996, options to purchase 1,526,086 shares of Common Stock, which are held by certain current or former management personnel. All of these outstanding options are fully vested and are exercisable at $1.29 per share. No additional options may be granted under the 1988 Stock Option Plan.

1992 STOCK OPTION PLAN

     The Company has adopted the 1992 Stock Option Plan, as amended (the "1992 Stock Option Plan"), pursuant to which management employees are eligible to receive awards of stock options. The 1992 Stock Option Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"). Subject to the terms of the 1992 Stock Option Plan, the Compensation Committee selects the management employees eligible to receive awards under the 1992 Stock Option Plan, determines the size of the awards granted thereunder, and administers and interprets the plan.

     Under the 1992 Stock Option Plan the Company may grant options to purchase 1,914,000 shares of Common Stock. As of March 1, 1996, the Company had outstanding options to purchase 1,886,500 shares of Common Stock, all of which are held by certain current or former management personnel. All of these outstanding options are fully vested and generally become exercisable at $5 per share as of September 28, 1996. However, if an option holder's employment with the Company terminates prior to September 28, 1996, other than by reason of retirement, death or disability, such holder's options will not become exercisable until September 1, 2001. Options held by a person retiring prior to September 28, 1996 will become exercisable on the earlier of two years from the date of retirement or September 28, 1996. If an option holder's employment terminates due to death or disability prior to September 28, 1996, such holder's options will become exercisable on September 28, 1996 and remain so for 90 days thereafter.

1994 STOCK OPTION PLAN

     The Company has adopted the 1994 Stock Option Plan (the "1994 Stock Option Plan"), pursuant to which eligible directors, officers and employees of the Company and other individuals who are primarily responsible for the management and success of the Company are entitled to receive awards of options. Each option granted pursuant to the 1994 Stock Option Plan is designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option."

     The 1994 Stock Option Plan is administered by the Compensation Committee. Subject to the terms of the 1994 Stock Option Plan, the Compensation Committee determines who among those eligible will be granted options, the time or times at which options will be granted, the number of shares to be subject to options, the duration of options, any conditions to the exercise of options, and the manner in and price at which options may be exercised.

     Any key employee shall be eligible to receive incentive stock options or non-qualified stock options granted under the 1994 Stock Option Plan. Any employee, any director of the Company, whether or not an employee, and any other individual who in the judgment of the Compensation Committee performs valuable and important services for the Company shall be eligible to receive non-qualified stock options.

     The exercise price of each option issued under the 1994 Stock Option Plan is determined by the Compensation Committee, provided that in the case of incentive stock options the exercise price may not be less than 100% of the grant date fair market value of the shares of Common Stock covered by such options. If any incentive stock option is granted to an employee who owns more than 10% of the total combined voting power of all classes of the Company's outstanding capital stock, then the exercise price thereof may not be less than 110% of the grant date fair market value of the Common Stock covered by such option.

     Options granted under the 1994 Stock Option Plan may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the option holder, may be exercised solely by such option holder. The aggregate fair market value (determined at time the option is granted) of the shares as to which an employee may first exercise incentive stock options in any one calendar year may not exceed $100,000. The Compensation Committee may impose any other conditions to exercise it deems appropriate.

     Under the 1994 Stock Option Plan, the Company may grant options with respect to a total of 625,000 shares of Common Stock. As of March 1, 1996, the Company had outstanding options to purchase 513,250 shares of Common Stock under the 1994 Stock Option Plan. The exercise price of these options ranges from $15.50 per share to $30.25 per share. Options granted under the 1994 Stock Option Plan vest and become exercisable at various times, the earliest of which is April 6, 1997.

AIHI 1992 KEY EMPLOYEE STOCK OPTION PLAN

     In connection with the AIHI acquisition, Lear provided holders of options ("AIHI Options") to purchase shares of AIHI common stock under the AIHI 1992 Key Employee Stock Option Plan the right to convert their AIHI Options into options to purchase shares of Lear's Common Stock on terms that had substantially the same value as the AIHI Options. Holders of AIHI Options elected to convert their AIHI Option into options to purchase 228,205 shares of Common Stock. All of these options are fully vested and exercisable at prices ranging from $14.06 to $23.12 per share of Common Stock.

EMPLOYMENT AND OTHER AGREEMENTS

     Lear has entered into employment agreements with the named executive officers listed in the Summary Compensation Table. Each of Messrs. Way, Rossiter and Vandenberghe has entered into a four-year employment agreement dated March 20, 1995. Each employment agreement is renewable for one additional year on the second anniversary of the agreement and each anniversary thereafter. Mr. Hollars has entered into a two-year employment agreement dated as of March 20, 1995, which is renewable for one additional year on the first anniversary of the agreement and each anniversary thereafter. The employment agreements of Messrs. Way, Rossiter, Vandenberghe and Hollars provide for an annual base salary which is currently $750,000, $525,000, $400,000 and $230,000 respectively, and may be increased at the discretion of the Compensation Committee. In addition, under the terms of their respective employment agreements, each of Messrs. Way, Rossiter, Vandenberghe and Hollars are eligible for an annual incentive compensation bonus at the discretion of the Compensation Committee.

     Each employment agreement provides that: (i) upon the death of the employee, Lear will pay to his estate or designated beneficiary his full base salary for an additional 12 months; (ii) upon termination for disability, the employee will receive all compensation payable under Lear's disability and medical plans and programs plus an additional payment from Lear so that the aggregate amount of salary continuation from all sources equals his base salary through the remaining term of the agreement; and (iii) upon termination by the employee for good reason or by the Company without cause, the employee will receive his full base salary to the end of the term of the agreement. If the employment agreement is terminated for cause (as defined in such employment agreement), the employee is only entitled to receive unpaid salary and benefits, if any, accrued through the effective date of the employee's termination.

     In connection with the Company's acquisition of AIHI, the Company indirectly assumed an employment agreement between Frederick F. Sommer and a wholly-owned subsidiary of AIHI. Mr. Sommer's employment agreement expires on July 12, 1998 and provides for an annual base salary of $350,000, which may be increased at the discretion of the Compensation Committee. Mr. Sommer's employment agreement provides that if Mr. Sommer is terminated without good cause (as defined in Mr. Sommer's employment agreement) or if he resigns for good reason (as defined in Mr. Sommer's employment agreement), he shall be entitled to receive his base salary and medical and related fringe benefits through July 12, 1998. If Mr. Sommer is terminated for good cause or if he resigns without good reason, Mr. Sommer shall be entitled to receive his base salary through the date of his termination.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The Company's compensation policies are determined and executive officer compensation decisions are made by the Compensation Committee. The Compensation Committee is composed of three non-employee directors: Messrs. Hughes, McCurdy and Spalding. Messrs. Hughes and Spalding are principals of The Cypress Group, which is a party to a consulting agreement with Lehman Brothers Inc., an affiliate of the Lehman Funds, pursuant to which it consults with Lehman Brothers Inc. with respect to the management of the Lehman Funds' equity investment in Lear. As of March 18, 1995, the Lehman Funds beneficially own approximately 29.1% of the Common Stock of the Company (assuming no outstanding options are exercised).

     During the fiscal year ended December 31, 1995, the Compensation Committee authorized the remuneration plans for senior management. In addition, the Compensation Committee exercised administrative power with respect to the Company's compensation plans. The Board of Directors has not rejected or modified any action taken by the Compensation Committee.

     No member of the Compensation Committee was, during the fiscal year ended December 31, 1995, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of
(i) the compensation committee of another entity in which one of the executive officers of such entity served on the Compensation Committee, (ii) the Board of Directors of another entity, one of whose executive officers served on the Compensation Committee or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors.

     Lehman Brothers Inc., an affiliate of the Lehman Funds, acted as an underwriter in connection with the Company's public offering of its Common Stock, which was consummated on September 20, 1995, and provided financial and other advisory services in its capacity as dealer manager in connection with the acquisition of AIHI, which was consummated on August 17, 1995. The Cypress Group also provided financial and other advisory services in connection with the acquisition of AIHI. In addition, Lehman Commercial Paper Inc. ("Lehman Commercial Paper"), an affiliate of the Lehman Funds, is a managing agent and a lender under the Company's Credit Agreement dated as of August 17, 1995, as amended.

                        REPORT OF COMPENSATION COMMITTEE

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

EXECUTIVE COMPENSATION POLICY

     The Compensation Committee is responsible for the determination of salaries and other entitlements for the executive officers of the Company as well as all of the Company's compensation programs and policies. The Compensation Committee endeavors to ensure that the compensation programs for executive officers of the Company are effective in attracting and retaining key executives responsible for the success of the Company and are administered in an appropriate fashion for the long term interests of the Company and its stockholders. To this end, the Compensation Committee relies on a three-pronged approach to executive compensation: base salary; annual incentives; and long-term incentives. A discussion of each of these aspects of executive compensation follows.

BASE SALARY

     Base salaries for the Company's executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. In this regard, the Compensation Committee considers the compensation practices and corporate financial performance of similarly situated companies based on research provided by independent consultants, although it does not target a specific percentile range within such group. The Compensation Committee focuses primarily on total annual compensation, including incentive awards, rather than base salary alone as the appropriate measure of executive officer performance and contribution.

     The initial base salaries of each Messrs. Way, Rossiter, Vandenberghe and Hollars for the Company's last completed fiscal year were established pursuant to employment agreements entered into on March 20, 1995. In October 1995, the Compensation Committee increased the base salaries for Messrs. Way, Rossiter and Vandenberghe pursuant to the terms of their respective employment agreements from $530,000 to $750,000, from $385,000 to $525,000 and from $272,000 to
$400,000, respectively. These increases were principally based upon each of Mr. Way's, Rossiter's and Vandenberghe's contribution towards (i) the record profitability of the Company in a changing and increasingly competitive environment for automotive suppliers, (ii) the successful integration into the Company of the seat systems business of Fiat S.p.A., which was acquired in December 1994, (iii) the acquisition of AIHI, (iv) the completion of a $1.5 billion credit facility on favorable terms, (v) the successful public offering of shares of Common Stock in September 1995 and (vi) the significant increase in the market price of the Common Stock, as well as a review of compensation of executive officers of other companies of comparable size and profitability based upon a report prepared by an independent consultant. The base salary for Mr. Sommer was established pursuant to an employment agreement dated July 12, 1995 between Mr. Sommer and a wholly-owned subsidiary of AIHI. Lear indirectly assumed this employment agreement upon consummation of the AIHI acquisition.

ANNUAL INCENTIVES

     The Company's executive officers participate in the Company's Senior Executive Incentive Compensation Plan or Management Incentive Compensation Plan. Pursuant to such plans, the Company makes annual incentive awards designed to reward past financial performance and the achievement of non-financial goals considered important to the Company's future. Awards are made in February or March of each year for performance in the previous year.

     The Senior Executive Incentive Compensation Plan provides for the assignment of target annual awards expressed as a percentage of a participant's annual salary, and the actual award, unless modified by the Compensation Committee, varies from 0% to 160% of the target award opportunity based on attainment of financial and nonfinancial objectives. The financial criteria, representing 60% of the bonus potential, are based on achievement of a targeted level of operating income and cash flow for the overall Company based on an approved operating budget. An overall average threshold is calculated, based on the ratio that the actual operating income and actual cash flow bear to the budget operating income and the budget cash flow. No payments are made unless 85% of that threshold is attained, and a maximum attainment is set at 120% of that threshold. The nonfinancial criteria, representing 40% of the bonus potential, are based on the achievement of specific individual objectives. Among the objectives considered by the Compensation Committee in 1995 were the expansion and integration of the Company's operations, the development of a long-term global marketing strategy, the implementation of cost reduction programs, the continued improvement in the quality of the Company's products and the further strengthening of customer relationships. Participants in the Senior Executive Incentive Compensation Plan were selected from executives who were in positions to materially influence the annual financial results of Lear in the targeted areas.

     The Management Incentive Compensation Plan provides for the assignment of target annual awards expressed as a percentage of a participant's annual salary, and the actual award will vary from 0% to 140% of the target award opportunity based on attainment of financial and nonfinancial objectives. The financial criteria, representing 50% of the bonus potential, are based on achievement of a targeted level of operating income and cash flow for the overall Company based on an approved operating budget. An overall average threshold is calculated, based on the ratio that the actual operating income and actual cash flow bear to the budget operating income and the budget cash flow. No payments are made unless 85% of that threshold is attained, and a maximum attainment is set at 120% of that threshold. The nonfinancial criteria, representing 50% of the bonus potential, are based on the achievement of specific individual objectives. The objectives considered by the Compensation Committee in 1995 were similar to those under the Senior Executive

Incentive Compensation Plan, although specific objectives were more narrowly tailored to reflect each participant's corporate responsibilities. Participants in the Management Incentive Plan were selected from managers who were in positions to materially influence the annual financial results of Lear in the targeted areas.

     In addition to awards under the Senior Executive Incentive Compensation Plan and the Management Incentive Compensation Plan, the Compensation Committee awarded additional bonuses to certain senior executives based upon the financial and nonfinancial criteria considered under the Senior Executive Incentive Compensation Plan and other factors including their respective contributions towards (i) the record profitability of the Company in a changing and increasingly competitive environment for automotive suppliers, (ii) the successful integration into the Company of the seat systems business of Fiat S.p.A., which was acquired in December 1994, (iii) the acquisition of AIHI, (iv) the completion of a $1.5 billion credit facility on favorable terms, (v) the successful public offering of Common Stock in September 1995 and (vi) the significant increase in the market price of the Common Stock.

LONG-TERM INCENTIVES

     Long-term incentives are primarily provided through the grant of stock options. The Company has no long-term incentive plan and has granted no stock appreciation rights. The primary objective of the stock option grants is to align the interests of the executive officers with those of the stockholders. In addition, the stock option grants give Lear a significant advantage in attracting and retaining talented employees, officers and directors, and provide an incentive to selected key employees, officers and directors of Lear and its subsidiaries who, in the judgment of the Compensation Committee, have substantial responsibility in the continued success of the Company.

     The Compensation Committee periodically reviews the option holdings and other compensation of the Company's executive officers to ensure that the executive officers are being adequately and appropriately compensated in a manner consistent with the best interests of the Company and its stockholders. No named executive officer received stock options in 1995, other than Mr. Sommer, who, in connection with the AIHI acquisition, converted 12,500 of his AIHI Options into options to receive 14,997 shares of Lear's Common Stock.

     Executive officers, other than Frederick F. Sommer, are also eligible to participate in the Company's 401(k) Plan. Under the 401(k) Plan, the Company makes a matching contribution for each participant equal to 50% of the participant's contribution, up to $1,150 for each participant. The Company's matching contributions vest over a five-year period.

CHIEF EXECUTIVE OFFICER COMPENSATION

     During the fiscal year ended December 31, 1995, the compensation of Kenneth
L. Way, Chairman and Chief Executive Officer of the Company, was established pursuant to an employment agreement entered into in March 1995 and adjusted in October 1995. Under the terms of this agreement, Mr. Way received salary compensation of $585,000 in the last fiscal year and was eligible to participate in the Company's Senior Executive Incentive Compensation Plan, pursuant to which he was awarded $750,000 for services performed in 1995. In addition, the Compensation Committee awarded Mr. Way an additional bonus of $150,000. Mr. Way's award under the Senior Executive Incentive Compensation Plan was based on the financial and non-financial criteria considered under the Senior Executive Incentive Compensation Plan. In determining to increase Mr. Way's base salary and awarding his additional bonus, the Compensation Committee considered Mr. Way's leadership and contributions towards (i) the record profitability of the Company in a changing and increasingly competitive environment for automotive suppliers, (ii) the successful integration into the Company of the seat systems business of Fiat S.p.A., which was acquired in December 1994, (iii) the acquisition of AIHI, (iv) the completion of a $1.5 billion credit facility on favorable terms, (v) the successful public offering of shares of Common Stock in September 1995 and (vi) the significant increase in the market price of the Common Stock, as well as a review of compensation of executive officers of other companies of comparable size and profitability based upon a report prepared by an independent consultant.

TAX TREATMENT OF EXECUTIVE COMPENSATION

     To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend on the time of vesting or exercise of previously granted rights (for example, the amount of compensation attributable to the exercise of non-qualified stock options generally will depend upon the spread between the fair market value of the shares purchased on the date of exercise and the exercise price). In addition, for taxable years beginning on or after January 1, 1994, Section 162(m) of the Code generally limits to $1 million per person the Company's federal income tax deduction for compensation paid in any year to its Chief Executive Officer and each of its four other highest paid executive officers to the extent such compensation is not "performance-based" compensation. Under certain circumstances, compensation paid to an executive officer of the Company could exceed the qualifying compensation limit for deductibility under Section 162(m) of the Code. The Compensation Committee will consider ways to preserve the deductibility of compensation payments and benefits in light of the limitation on deductibility under Section 162(m) of the Code, while retaining the discretion necessary to insure executive officers are compensated in a manner consistent with the best interests of the Company and its stockholders.

     This report is submitted by David P. Spalding, Jeffrey P. Hughes and Larry
W. McCurdy, being all of the members of the Compensation Committee.

                          David P. Spalding, Chairman
                               Jeffrey P. Hughes
                                Larry W. McCurdy

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return from April 6, 1994, the date of the Company's initial public offering, through December 31, 1995 of the Company, the S&P Industrials and a peer group of companies selected by the Company for purposes of the comparison and more fully described below (the "Peer Group"). Dividend reinvestment has been assumed, and, with respect to the companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization. The graph assumes an investment of $100 on April 6, 1994 in each of the Common Stock, the stocks comprising the S&P Industrials and the stocks comprising the Peer Group.

      Measurement Period         LEAR SEATING       S&P IN-
    (Fiscal Year Covered)         CORPORATION      DUSTRIALS      PEER GROUP*
April 6, 1994                           100.00          100.00          100.00
June 30, 1994                           118.58           99.75           89.19
September 30, 1994                      118.58          106.54           85.76
December 31, 1994                       127.46          107.06           83.26
March 31, 1995                          116.16          117.31           84.43
June 30, 1995                           147.62          128.50           93.87
September 30, 1995                      189.57          136.52           92.06
December 31, 1995                       187.15          144.13           92.49

-------------------------

* The Company does not believe that there is a single published industry or line of business index that is appropriate for comparing stockholder return. The Peer Group selected by the Company is made up of representative independent automobile suppliers whose common stock is traded on domestic stock exchanges. The Peer Group includes Arvin Industries, Inc., Borg-Warner Automotive, Inc., Breed Technologies, Inc., Dana Corp., Donnelly Corp., Douglas & Lomason Co., Eaton Corp., Excel Industries, Inc., Hayes Wheels International, Inc., Johnson Controls, Inc., Magna International, Inc.-C1A, Mascotech, Inc., Masland Corp., Simpson Industries, Inc., Standard Products Co., and Superior Industries International. The Class A common stock of AIHI ("AIHI Common Stock"), which was included in the Peer Group in the Company's 1995 proxy statement, is not included in the Peer Group since the AIHI Common Stock ceased to be publicly traded when Lear acquired all of the issued and outstanding AIHI Common Stock in August 1995.

                              CERTAIN TRANSACTIONS

ACQUISITION OF AUTOMOTIVE INDUSTRIES HOLDING, INC.

     On August 17, 1995 the Company consummated the acquisition of AIHI for an aggregate purchase price of approximately $926.4 million (including the assumption of $282.3 million of AIHI's existing indebtedness and the payment of fees and expenses in connection with the acquisition). Lehman Brothers Inc. served as dealer manager for the acquisition and received fees of $4.75 million for financial and other services provided in such capacity. Fifty percent of this amount was paid by Lehman Brothers Inc. to Cypress Advisors L.P., an affiliate of The Cypress Group, for services provided in connection with the AIHI acquisition. In addition, the Company reimbursed Lehman Brothers Inc. for its out-of-pocket expenses, including the reasonable fees and expenses of its counsel, incurred in its capacity as dealer manager for the AIHI acquisition. Alan H. Washkowitz and Eliot M. Fried are directors of the Company and Managing Directors of Lehman Brothers Inc. Jeffrey P. Hughes, David P. Spalding and James
A. Stern are directors of the Company and controlling members of The Cypress Group.

     Prior to Lear's acquisition of AIHI, AIHI had 722,040 AIHI Options outstanding that were granted by AIHI pursuant to its 1992 Key Employee Stock Option Plan. Upon consummation of the AIHI acquisition, Lear cancelled 530,840 AIHI Options for a per share price equal to the difference between the $33.50 purchase price that Lear paid for AIHI's common stock and the exercise price of each AIHI Option. In connection therewith, Lear paid $474,375 to Frederick F. Sommer in exchange for the cancellation of 40,000 of Mr. Sommer's AIHI Options. In addition, Lear gave certain holders of AIHI Options the right to convert their AIHI Options into the right to receive shares of Lear's Common Stock. The exercise price and the number of shares of Lear's Common Stock were determined by a formula designed to provide holders of AIHI Options substantially the same value as their AIHI Options. Pursuant to such formula, Mr. Sommer converted 12,500 AIHI Options into the right to purchase 14,997 shares of Lear's Common Stock at an exercise price of $23.12 per share.

     Prior to Lear's acquisition of AIHI, certain executives of AIHI entered into employment agreements with a wholly-owned subsidiary of AIHI pursuant to which each executive had the right to receive a payment in the event of a change in control of AIHI. Upon consummation of Lear's acquisition of AIHI, Mr. Sommer received a payment of $350,000 and agreed to continue serving as chief executive officer of AIHI and as an executive officer of Lear.

PUBLIC OFFERING

     The Company consummated an underwritten public offering of its Common Stock on September 20, 1995, pursuant to which 10,000,000 shares of Common Stock were issued and sold by the Company, 9,487,500 shares of Common Stock were sold by the Lehman Funds and 2,012,500 shares of Common Stock were sold by FIMA. Lehman Brothers Inc. served as managing underwriter for the offering and received underwriting fees of approximately $3,949,582 in such capacity.

CREDIT AGREEMENT

     On August 17, 1995, the Company entered into a $1.5 billion revolving credit facility (the "Credit Agreement") with a syndicate of lenders for which Chemical Bank served as administrative agent. Lehman Commercial Paper is a managing agent and a lender under the Credit Agreement for which it received and will continue to receive its proportionate share of payments made by the Company under the Credit Agreement. In addition, Lehman Commercial Paper was also a managing agent and lender under the Company's previous revolving credit facility, which was terminated upon consummation of the Credit Agreement.

STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT

     The Company is a party to the Amended and Restated Stockholders and Registration Rights Agreement, dated as of September 27, 1991, as amended (the "Stockholders and Registration Rights Agreement"), among the Company, the Lehman Funds, FIMA and certain management investors (the "Management Investors"). The Stockholders and Registration Rights Agreement contains certain restrictions upon transfers of common stock owned by parties thereto and provides, among other things, that the Lehman Funds, FIMA and, to a limited extent after September 27, 1996, the Management Investors will have the right to include their shares of Common Stock in sales in a transaction or series of related transactions to a single third party by the Lehman Funds and FIMA until September 27, 2001. In addition, the Stockholders and Registration Rights Agreement places significant restrictions on the Management Investors' rights to transfer their shares to a third party prior to September 27, 1996 and includes certain registration rights.

MANAGEMENT EQUITY PARTICIPATION

     Certain current and former officers of the Company entered into a Management Subscription Agreement with the Company dated as of September 29, 1988 (collectively, the "Management Equity Agreement") pursuant to which certain current and former officers purchased Common Stock at $3.03 per share for consideration consisting of cash and/or recourse or non-recourse promissory notes (the "Management Notes"). As of December 31, 1995, the outstanding balance of the Management Notes of each of Messrs. Way and Rossiter was approximately $545,000 and the outstanding balance of the Management Notes of each of Messrs. Vandenberghe and Hollars was approximately $181,700. Each of the Management Notes, including accrued interest, matures on January 25, 1997 and bears interest at a rate of 4.46% per annum.

     In addition, pursuant to the 1988 Stock Option Plan, as of March 18, 1996, the Company had outstanding options to purchase 1,526,086 shares of Common Stock. All of these outstanding options are fully vested and are exercisable for $1.29 per share of Common Stock.

     Under the 1992 Stock Option Plan, the Company has outstanding options to purchase 1,886,500 shares of Common Stock as of March 18, 1996. All of these options are fully vested and generally become exercisable at $5 per share of Common Stock as of September 28, 1996. In 1995, options with respect to 22,000 shares of Common Stock were awarded under the 1992 Stock Option Plan, none of which were awarded to named executive officers.

     Under the 1994 Stock Option Plan, options with respect to 498,750 shares of Common Stock were awarded in connection with the Company's initial public offering (the "IPO") of Common Stock in April 1994 at an exercise price of $15.50 per share, the public offering price in the IPO. In 1995, options with respect to 36,000 shares of Common Stock were awarded under the 1994 Stock Option Plan, none of which were granted to named executive officers, at exercise prices ranging from $19.625 to $30.25 per share of Common Stock.

     Under the AIHI 1992 Key Employee Stock Option Plan, as of March 1, 1996, the Company had outstanding options to purchase 228,205 shares of Common Stock. All of these options are fully vested and exercisable at prices ranging from $14.06 to $23.12 per share of Common Stock.

                APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF
                     INCORPORATION TO CHANGE CORPORATE NAME

                                (PROPOSAL NO. 2)

     On January 31, 1996, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to change the name of the Company to "Lear Corporation." A copy of the proposed amendment is attached hereto as Exhibit A.

     The current name of the Company is "Lear Seating Corporation," which the Company adopted in 1990 when the Company's principal products consisted of finished automobile and light truck seat systems, seat frames, seat covers and other seat components. Since that time there has been a significant trend in the automotive industry towards outsourcing of automotive components and systems by original equipment manufacturers. The Company has capitalized on this trend by expanding its manufacturing operations and completing strategic acquisitions of other automotive interior suppliers. Currently the Company is the largest independent Tier I supplier of automobile and light truck interior systems to the North American and European markets. The new name, Lear Corporation, is being recommended because it better reflects the wider range and diversity of automotive interior components and systems presently provided by the Company while retaining the goodwill associated with the Lear name.

     If the proposed amendment to the Company's Restated Certificate of Incorporation is authorized by the stockholders, the name change will become effective when the certificate of amendment is filed with the Secretary of State of Delaware in accordance with Delaware law.

     If the proposed name change becomes effective, the validity and transferability of certificates representing shares of Common Stock would not be affected, and the Company's stockholders will not be required to surrender or exchange any certificates presently held by them. However, stockholders of the Company desiring to exchange Lear Seating Corporation stock certificates for Lear Corporation stock certificates may do so by mailing their Lear Seating Corporation stock certificates with an appropriate written request to the Corporation's transfer agent, at the following address: The Bank of New York, Receive and Deliver Department, Eleven West, P.O. Box 11002, Church Street Station, New York, New York 10286.

                                 RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
                  PROPOSED AMENDMENT OF THE COMPANY'S RESTATED
                         CERTIFICATE OF INCORPORATION.

                     APPROVAL OF THE 1996 STOCK OPTION PLAN

                                (PROPOSAL NO. 3)

     The Compensation Committee has adopted and the Board of Directors of the Company has ratified the Option Plan and directed that the Option Plan be submitted to the stockholders for their approval at the Meeting. The Option Plan will become effective upon the approval by the holders of a majority of the shares of Common Stock represented and entitled to vote at the Meeting. The purpose of the Option Plan is to advance the interests of the Company and its subsidiaries by encouraging and enabling the acquisition of a financial interest in the Company by key employees, officers and directors of the Company and its subsidiaries, and consultants and advisors who provide certain substantial and important services to the Company through grants of stock options ("Options"). The Option Plan will be administered by the Compensation Committee or another committee appointed by the Board of Directors (the "Committee"). The following summary description of the Option Plan is qualified in its entirety by reference to the full text of the Option Plan attached hereto as Exhibit B.

ELIGIBILITY/TERMS OF OPTIONS

     The total number of shares of Common Stock that may be issued under the Option Plan pursuant to Options granted is 1,000,000 shares. No person will be granted Options to acquire more than 100,000 shares originally authorized for issuance under the Option Plan.

     Options may be granted to key employees, officers, directors, and consultants and advisors who, as determined by the Committee, provide substantial and important services to the Company. The substantial and important services performed by a consultant or advisor who is granted an Option may not include services in connection with the offer or sale of securities in a capital raising transaction.

     In addition, each independent director shall receive each year on the date of the first Board of Directors meeting following the Annual Meeting of
Stockholders, an Option for      shares of Common Stock with an exercise price
equal to the fair market value of the Common Stock on the date of grant. Such Option will vest and become exercisable upon the earlier of the date of the director's death or disability, or three years from the date of grant. An independent director is any director who during his or her entire term was not employed by Lehman Brothers Inc., The Cypress Group, FIMA, or the Company or any of their respective affiliates.

     All Options will be granted with an exercise price of at least 100% of the fair market value of Common Stock on the date of grant. If a tax qualified option is issued to an employee who owns more than 10% of the total combined voting power of all classes of the Company's outstanding capital stock, the exercise price will be at least 110% of the fair market value of Common Stock on the date of grant. Payment of the exercise price may be in cash, or, with the prior approval and upon the conditions established by the Committee, by delivery of shares of Common Stock owned by the optionee. Any withholding tax required to be paid upon exercise of an Option, up to the minimum withholding requirement for supplemental wages, will be satisfied with Common Shares subject to the Option.

     The Committee has the authority to determine the duration of Options and any conditions to the exercise of the Options. In no event, however, shall an Option be exercised more than ten years after the date it is granted. Options that had vested and were exercisable on the date an optionee retires will expire no later than thirteen months from the date of such optionee's retirement.

     Upon the death or disability of an optionee prior to termination of employment, all outstanding Options held by such optionee will vest and become exercisable. Such Options will expire no later than thirteen months after such death or disability.

     If an optionee's employment with the Company and its subsidiaries is terminated for any reason except retirement, death or disability, then such optionee's Options that were vested and exercisable on his or her date of termination will expire no later than 30 days after the date of such termination of employment.

     The right of an optionee to exercise his or her outstanding Options shall be forfeited if, in the opinion of the Committee: (i) the optionee enters into a business or employment which is detrimentally competitive with the Company or substantially injurious to the Company's financial interests; (ii) the optionee is discharged from employment with the Company or a subsidiary for "Cause"; or
(iii) the optionee performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company or a subsidiary. Under the Option Plan, "Cause" means cause as set forth in any unexpired employment or severance agreement between the optionee and the Company and/or a subsidiary, and, in the absence of any such agreement, means (i) the willful and continued failure of the optionee to substantially perform his or her duties with or for the Company or a subsidiary, (ii) the engaging by the optionee in conduct that is significantly injurious to the Company or a subsidiary, monetarily or otherwise,
(iii) the optionee's conviction of a felony, (iv) the optionee's abuse of illegal drugs or other controlled substances or (v) the optionee's habitual intoxication.

ADMINISTRATION

     The Option Plan is to be administered by the Committee. The Committee will determine the persons to whom and the times at which Options will be granted, the number of shares to be subject to each Option, the duration of each Option, the times within which the Option may be exercised, the exercise price of each Option and the other conditions of the grant of an Option. The Committee also has the sole discretion to interpret the provisions of the Option Plan. The conditions of Options need not be the same with respect to each optionee or with respect to each Option. Options granted pursuant to the Option Plan will be transferable only by will or by the laws of descent and distribution.

     The Committee may amend, suspend or terminate the Option Plan at any time without the approval of stockholders, except amendments to the Option Plan which: (i) decrease the minimum exercise price for Options; (ii) extend the term of the Option Plan beyond ten years; (iii) extend the maximum terms of the Options granted thereunder beyond ten years; (iv) change the class of eligible employees, officers, directors and other grantees; or (v) increase the aggregate number of shares of Common Stock which may be issued pursuant to the provisions of the Option Plan. Nevertheless, no such amendment, suspension or termination will affect previously granted Options without the optionee's consent.

TAX IMPLICATIONS

     An optionee who receives a grant of an Option that is qualified for tax purposes will not recognize taxable income at the time of the grant of the Option and the Company will not be entitled to a deduction at that time. Upon the exercise of such an Option during employment, or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction. If any shares of Common Stock acquired upon the exercise of such an Option are disposed of within two years of the date of grant or within one year of the transfer of such shares to the optionee, the optionee will recognize ordinary income in the year of disposition equal to the excess of the fair market value of the shares at exercise over the exercise price. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     An optionee will not recognize any taxable income at the time of grant of a nonqualified Option. Upon exercise of a nonqualified Option, the optionee will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares on such date over the exercise price. The Company will be entitled to a deduction equal to the ordinary income recognized by the optionee. The ordinary income recognized by an optionee who is also an employee of the Company will be subject to tax withholding. Upon resale of shares of Common Stock by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income upon exercise as provided above, will be treated as either short-term or long-term capital gain or loss (depending on the holding period).

OPTIONS TO BE GRANTED UNDER THE 1996 STOCK OPTION PLAN

     If the Option Plan is approved by Lear's stockholders, Messrs. Shower and McCurdy, the independent directors as defined in the Option Plan, will each receive 1,000 Options on May 9, 1996 with an exercise price equal to the fair market value of the Common Stock on that date. The closing prices of the Common
Stock on March 24, 1996 was $     per share as reported by the New York Stock
Exchange. Additional awards under the Optional Plan may be made from time to time by the Committee in its sole discretion.

                                 RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
                            1996 STOCK OPTION PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                (PROPOSAL NO. 4)

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP as the Company's independent auditors for the current year ending December 31, 1996. A proposal will be presented at the Meeting to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors. If the stockholders fail to ratify such selection by the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting, other independent auditors will be considered by the Board of Directors upon recommendation of the Audit Committee. The Company has been advised that a representative of Arthur Andersen LLP will be present at the Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

                                 RECOMMENDATION

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE
           APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS
                                FOR THE COMPANY.

        STOCKHOLDER'S PROPOSALS FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

     Stockholder's proposals intended to be presented at the 1997 Annual Meeting of Stockholders of the Company must be received by the Company no later than November 25, 1996 for inclusion in the Company's proxy statement relating to the 1997 Annual Meeting of Stockholders.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the stockholders at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.

     The Company's Annual Report to Stockholders for the year ending December 31, 1995, was mailed to stockholders together with this Proxy Statement.

     UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF THE FORM 10-K ANNUAL REPORT FOR 1995 WHICH IT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES. IF THE PERSON REQUESTING THE REPORT WAS NOT A STOCKHOLDER OF RECORD ON MARCH 18, 1996, THE REQUEST MUST CONTAIN A GOOD FAITH REPRESENTATION THAT THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF COMPANY'S COMMON STOCK AT THE CLOSE OF BUSINESS ON THAT DATE. REQUESTS SHOULD BE ADDRESSED TO JOSEPH F. MCCARTHY, LEAR SEATING CORPORATION, 21557 TELEGRAPH ROAD, SOUTHFIELD, MICHIGAN 48034.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Joseph F. McCarthy
                                          Vice President, Secretary
                                          and General Counsel

                                   EXHIBIT A

                               PROPOSED AMENDMENT
                                     TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            LEAR SEATING CORPORATION

     The present text of Article 1 of the Company's Restated Certificate of Incorporation reads as follows:

                                   "ARTICLE 1

                        The name of the Corporation is:

                           LEAR SEATING CORPORATION".

     If Proposal No. 2 to amend the Company's Restated Certificate of Incorporation is approved by the stockholders, Article 1 of the Company's Restated Certificate of Incorporation will read in its entirety as follows:

                                   "ARTICLE 1

                        The name of the Corporation is:

                               LEAR CORPORATION".

                                   EXHIBIT B

                                LEAR CORPORATION

                             1996 STOCK OPTION PLAN

     1. Purpose. The purposes of the Lear Corporation 1996 Stock Option Plan (the "Plan") are, in general, to give Lear Corporation (the "Company") a significant advantage in retaining employees, officers and directors and to provide an incentive to selected key employees, officers and Eligible Directors (as defined in Section 6(a)) of the Company, its subsidiaries and any parent ("Affiliates"), within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended ("Code"), and consultants and advisors whom the Committee (as defined in Section 3) determines provide substantial and important services to the Company (as limited in Section 6(a)), to acquire a proprietary interest in the Company, to continue as employees, officers and directors or in their other capacities, and to increase their efforts on behalf of the Company.

     2. The Plan. Two types of stock options may be granted under the Plan: incentive stock options as defined in Code Section 422 and the regulations promulgated thereunder ("ISOs") and options that do not qualify as incentive stock options ("NQSOs"). All options shall be exercisable to purchase shares of common stock, $.01 par value (the "Common Stock"), of the Company. Collectively, ISOs and NQSOs are referred to herein as "Options".

     Subject to Sections 3 and 6(a), ISOs may be awarded to key employees of the Company and its Affiliates, including employees who are officers and Eligible Directors (as defined in Section 6(a)), but shall not be awarded to Eligible Directors (as defined in Section 6(a)) or others who are not employees.

     Subject to Sections 3 and 6(a), NQSOs may be awarded to employees, Eligible Directors (as defined in Section 6(a)) and consultants and advisors whom the Committee (as defined in Section 3) determines provide substantial and important services to the Company (as limited in Section 6(a)).

     To the extent that any Option is not designated as an ISO, or even if so designated it does not qualify as an ISO, it shall be treated as a NQSO.

     3. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company or any other committee appointed by the Board of Directors, which committee, for purposes of this Plan, shall be treated as the Compensation Committee (the "Committee"). The Committee shall act by a majority of its members at the time in office and eligible to vote on any particular matter, and such action may be taken either by a vote at a meeting or in writing without a meeting. Subject to the provisions of the Plan, the Committee shall from time to time and at its discretion: (i) grant Options; (ii) determine which key employees, officers and Eligible Directors (as defined in Section 6(a)) and consultants and advisors performing substantial and important services (as limited in Section 6(a)) may be granted such Options under the Plan ("Grantees"); (iii) determine whether any Option shall be an ISO or NQSO; (iv) determine the number of shares subject to each Option; (v) determine the term of each Option granted under the Plan; (vi) determine the date or dates on which the Option shall vest and become exercisable; (vii) determine the exercise price of any Option; (viii) determine the fair market value of the Common Stock subject to the Options; (ix) determine the terms of any agreement pursuant to which Options are granted; (x) amend any such agreement with the consent of the Grantee; and (xi) determine any other matters specifically delegated to it under the Plan or necessary for the proper administration of the Plan.

     The Committee shall also have the sole and complete authority and discretion to interpret and construe the terms of the Plan, of any agreement pursuant to which Options are granted, and of any Option. Such interpretation and construction by the Committee shall be final, binding and conclusive upon all persons including, without limitation, the Company, stockholders of the Company, the Plan and all persons claiming an interest under the Plan. Notwithstanding anything contained in this Section to the contrary, no term of the Plan relating to ISOs shall be interpreted, nor shall any discretion or authority of the Committee be exercised, so as to disqualify the Plan under Code
Section 422 or, without the consent of the Grantee, to disqualify any ISO held by a Grantee under Code Section 422.

     No member of the Committee or any director, officer, employee or agent of the Company shall be liable for any action, interpretation or construction made in good faith with respect to the Plan or any Option granted hereunder.

     4. Effectiveness and Termination of Plan. This Plan shall terminate on the earliest of:

          a. The tenth anniversary of the effective date of the Plan as determined under this Section 4;

          b. The date when all shares of the Common Stock reserved for issuance under the Plan shall have been acquired through exercise of Options granted under the Plan; or

          c. The date determined by the Company's Board of Directors or the Committee.

This Plan shall become effective as of the date this Plan is approved by the stockholders. Any Option outstanding under the Plan when the Plan terminates shall remain in effect in accordance with the respective terms and conditions of the Option and the Plan.

     5. The Stock. The aggregate number of shares of Common Stock that may be issued under the Plan shall be 1,000,000 shares; provided, however, that the maximum number of shares of Common Stock available with respect to the Options granted by the Committee to any one Grantee under the Plan shall not exceed 100,000. Such number of shares may be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose, or shares of Common Stock held in or acquired for the treasury of the Company. If any Option terminates or expires unexercised, in whole or in part, the shares thereby released may again be made subject to Options granted hereunder.

     6. Grant, Terms and Conditions of Options. Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Each Option granted under the Plan shall be evidenced by an agreement in substantially the form attached hereto as Exhibit A. The terms and conditions of such Option agreement need not be identical with respect to each Grantee. The Committee shall set forth in each such agreement: (i) the exercise price of the Option; (ii) the number of shares of Common Stock subject to, and the expiration date of, the Option; (iii) the manner, time and rate of exercise or vesting of the Option; and (iv) whether the Option is an ISO or NQSO. For purposes of this Section, an Option shall be deemed granted on the date the Committee selects an individual to be a Grantee, determines the number of shares to be issued pursuant to such Option and specifies the terms and conditions of the Option. Except as hereinafter provided, Options granted pursuant to the Plan shall be subject to the following terms and conditions:

          a. Grantee. Subject to Section 2 hereof, the Grantees of any Options hereunder shall be such key employees, officers and Eligible Directors of the Company and its Affiliates, as determined by the Committee, and consultants and advisors whom the Committee determines provide substantial and important services to the Company. Notwithstanding the foregoing, the substantial and important services provided by a consultant or an advisor may not be in connection with the offer or sale of securities in a capital raising transaction. An "Eligible Director" is any director of the Company who is an employee of the Company or an Affiliate, or an Independent Director (as defined in Section 6(k)).

          b. Price and Exercise. The exercise price of the shares of Common Stock upon exercise of an Option shall be no less than the fair market value of the shares at the time of the grant of an Option. If an ISO is granted to an employee owning shares of the Company possessing more than 10% of the total combined voting power of all classes of shares of the Company as defined in Code Section 422 ("10% Stockholder"), the exercise price shall be no less than 110% of the fair market value of the shares at the time of the grant of the ISO. The fair market value of the Common Stock shall be:

             (i) the closing price of publicly traded Common Stock on the national securities exchange on which the Common Stock is listed (if the Common Stock is so listed) or on the NASDAQ National Market System (if the Common Stock is regularly quoted on the NASDAQ National Market System);

             (ii) if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded Common Stock in the over-the-counter market; or

             (iii) if such bid and asked prices are not available, as reported by any nationally recognized quotation service selected by the Company or as determined by the Committee in a manner consistent with the provisions of the Code.

          The notice of the exercise of any Option shall be accompanied by payment in full of the exercise price. Except as hereinafter provided, the exercise price shall be paid in United States dollars and in cash or by certified or cashier's check payable to the order of the Company at the time of purchase. At the discretion of the Committee, the exercise price, or any portion thereof, may be paid with: (i) Common Stock acquired through the exercise of an option granted by the Company which Common Stock has been held by the Grantee for at least one year, or any other Common Stock already owned by, and in the possession of, the Grantee; or (ii) any combination of cash, certified or cashier's check, and Common Stock meeting the requirements of clause (i) above. Any withholding tax, up to the minimum withholding requirement for supplemental wages, shall be paid with shares of Common Stock issuable to the Grantee upon exercise of the Option, with a fair market value equal to the minimum required withholding tax. Shares of Common Stock used to satisfy the exercise price of an Option and/or any required minimum withholding tax shall be valued at their fair market value as determined by the Committee as of the date of exercise.

          c. Vesting. Options shall vest in accordance with the schedule established for each Grantee; provided, however, that all Options awarded to a Grantee shall vest immediately upon said Grantee's death or disability as defined herein.

          d. Forfeiture. Notwithstanding anything contained herein to the contrary, the right (whether or not vested) of a Grantee to exercise his or her outstanding Options, if any, shall be forfeited if the Committee determines, in its sole discretion, that (i) the Grantee has entered into a business or employment which is detrimentally competitive with the Company or substantially injurious to the Company's financial interests; (ii) the Grantee has been discharged from employment with the Company or an Affiliate for Cause; or (iii) the Grantee performed acts of willful malfeasance or gross negligence in a matter of material importance to the Company or an Affiliate. For purposes of this Section 6(d), "Cause" shall have the meaning set forth in any unexpired employment or severance agreement between the Grantee and the Company and/or an Affiliate, and, in the absence of any such agreement, shall mean (i) the willful and continued failure of the Grantee to substantially perform his or her duties with or for the Company or an Affiliate, (ii) the engaging by the Grantee in conduct which is significantly injurious to the Company or an Affiliate, monetarily or otherwise, (iii) the Grantee's conviction of a felony, (iv) the Grantee's abuse of illegal drugs or other controlled substances or (v) the Grantee's habitual intoxication. For purposes of this Section 6(d), unless otherwise defined in the Grantee's employment or severance agreement, an act or omission is "willful" if such act or omission was knowingly done, or knowingly omitted to be done, by the Grantee not in good faith and without reasonable belief that such act or omission was in the best interest of the Company or an Affiliate.

          e. Additional Restrictions on Exercise of an ISO. The aggregate fair market value of Common Stock (determined at the time an ISO is granted) with respect to which an ISO is exercisable for the first time by a Grantee during any calendar year (under all incentive stock option plans, as defined in Code Section 422, of the Company and its Affiliates) shall not exceed $100,000. To the extent options are granted in excess of this limitation, they shall be treated as NQSOs.

          f. Duration of Options. Options may be granted for terms of up to but not exceeding ten years from the effective date the particular Option is granted. Notwithstanding the foregoing, ISOs granted to a 10% Stockholder may be for a term of up to but not exceeding five years from the effective date the particular ISO is granted.

          g. Termination of Employment. A Grantee's right to exercise an Option after the termination of his or her employment shall be only as follows:

             (i) Retirement. If the Grantee has a termination of employment by reason of retirement, he or she may within thirteen months following such termination (but not later than the date on which the

        Option would otherwise expire), exercise any Option that had vested and was exercisable on the date of his or her retirement. However, in the event of his or her death prior to the end of the thirteen-month period after his or her retirement, his or her estate shall have the right to exercise any Option that had vested and was exercisable on the date the Grantee retired within thirteen months following the Grantee's termination of employment (but not later than the date on which the Option would otherwise expire). If the Grantee has a termination of employment by reason of retirement, and if such termination of employment does not constitute a vesting event under the option, such grantee shall forfeit any option to the extent that it was not vested and exercisable on the date of his or her termination of employment.

             (ii) Death. If a Grantee dies while employed by the Company or an Affiliate, the Option shall vest and become exercisable upon death and his or her estate shall have the right for a period of thirteen months following the date of such death (but not later than the date on which the Option would otherwise expire) to exercise the Option.

             (iii) Disability. If a Grantee has a termination of employment due to disability, as defined in Code Section 22(e)(3), the Option shall vest and become exercisable upon his or her termination of employment due to disability and he or she shall have the right for a period of thirteen months following the date of such termination of employment (but not later than the date on which the Option would otherwise expire) to exercise the Option.

             (iv) Other Reasons. Except as provided under Section 6(d) hereof, if a Grantee has a termination of employment due to any reason other than those provided above under "Retirement", "Death", or "Disability", the Grantee or his or her estate (in the event of his or her death after such termination) (a) may exercise any Option that was vested and exercisable on the date of his or her termination of employment within the 30-day period following such termination (but not later than the date on which the Option would otherwise expire), and (b) shall forfeit any Option to the extent that it was not vested and exercisable on the date of his or her termination of employment.

             (v) Independent Directors. An Option received by an Independent Director shall vest and become exercisable solely in accordance with its terms.

             For purposes of this Section 6(g):

                (A) "Termination of employment" shall mean the termination of a Grantee's employment with the Company or an Affiliate. A Grantee employed by a subsidiary shall also be deemed to have a termination of employment if the subsidiary ceases to be an Affiliate of the Company, and the Grantee does not immediately thereafter become an employee of the Company or another Affiliate. A Grantee who is a consultant or advisor shall be considered to have terminated employment when substantial and important services, as determined by the Committee, are no longer provided to the Company by the Grantee.

                (B) "Retirement" shall mean termination of employment on or after attaining the age established by the Company as the normal retirement age in any unexpired employment agreement between the Grantee and the Company and/or an Affiliate, or, in the absence of such an agreement, the normal retirement age under the defined benefit tax-qualified retirement plan or, if none, the defined contribution tax-qualified retirement plan, sponsored by the Company or an Affiliate in which the Grantee participates.

                (C) A Grantee's "estate" shall mean his or her legal representatives upon his or her death or any person who acquires the right to exercise an Option by reason of the Grantee's death. The Committee may in its discretion require the transferee of a Grantee to supply it with written notice of the Grantee's death, a copy of the will or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Option.

          h. Transferability of Option and Stock Acquired Upon Exercise of Option. Options shall be transferable only by will or the laws of descent and distribution. Options shall be exercisable during the Grantee's lifetime only by the Grantee, or by the guardian or legal representative of the Grantee. The Committee may, in its discretion, require a Grantee's guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to exercise the Option on behalf of the Grantee. Except as limited by applicable securities laws and the provisions of Section 8 hereof, shares of Common Stock acquired upon exercise of Options hereunder shall be freely transferable.

          i. Modifications, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and grant new Options in substitution therefor (to the extent not theretofore exercised). The Committee shall not, however, modify any outstanding ISO so as to specify a lower exercise price. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Grantee, alter or impair any rights or obligations under any Option theretofore granted under the Plan or adversely affect the status of an ISO under Code Section 422.

          j. Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

          k. Independent Directors Grants. An Option under the Plan for shares of Common Stock shall be granted each year to each person who is serving as an Independent Director on the date of the first Board of Directors meeting following the annual stockholders meeting. The exercise price for an Option granted under this Section shall be equal to the fair market value of the shares of Common Stock subject to the Option on the date of grant. Any Options granted to an Independent Director pursuant to this Section 6(k) shall vest and become exercisable, regardless of such Independent Director's continued service as a member of the Board of Directors of the Company, upon the earlier of (i) such Grantee's death or disability, as defined herein, or (ii) three years from the effective date of the grant. For purposes hereof, "Independent Directors" shall mean any member of the Company's Board of Directors who during his or her entire term as a director was not employed by Lehman Brothers Inc., The Cypress Group L.L.C., FIMA Finance Management Inc., or the Company or any of their respective affiliates.

     7. Adjustment for Changes in the Stock.

     a. In the event the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject or which may become subject to an Option under this Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of the Common Stock, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination.

     b. Fractional shares resulting from any adjustment in Options pursuant to
Section 7 may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an Option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

     8. Securities Law Requirements. If required by the Company, the notice of exercise of an Option shall be accompanied by the Grantee's written representation: (i) that the stock being acquired is purchased for investment and not for resale or with a view to the distribution thereof; (ii) acknowledging that such stock has not been registered under the Securities Act of 1933, as amended (the "1933 Act"); and (iii) agreeing that such stock may not be sold or transferred unless either there is an effective Registration Statement for it under the 1933 Act, or in the opinion of counsel for the Company, such sale or transfer is not in violation of the 1933 Act.

     No Option granted pursuant to this Plan shall be exercisable in whole or in part, nor shall the Company be obligated to sell any shares of Common Stock subject to any such Option, if such exercise and sale may, in the opinion of counsel for the Company, violate the 1933 Act (or other federal or state statutes having similar requirements), as it may be in effect at that time.

     Each Option shall be subject to the further requirement that, if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such Option or the issuance of shares thereunder, such Option may not be exercised in whole or in part, unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     No person who acquires shares of Common Stock under the Plan may, during any period of time that such person is an affiliate of the Company, within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act, sell such shares of Common Stock, unless such offer and sale is made pursuant to (i) an effective registration statement under the 1933 Act, which is current and includes the shares to be sold, or (ii) an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

     With respect to individuals subject to Section 16 of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that such provision or action shall be null and void.

     9. Amendment of the Plan. The Committee may amend the Plan at any time; provided, however, that approval of the holders of a majority of the outstanding voting stock of the Company is required for amendments which:

          (i) decrease the minimum exercise price for Options;

          (ii) extend the term of the Plan beyond ten years;

          (iii) extend the maximum terms of the Options granted hereunder beyond ten years;

          (iv) change the class of eligible employees, officers, directors and other Grantees; or

          (v) increase the aggregate number of shares of Common Stock which may be issued pursuant to the provisions of the Plan.

     Notwithstanding the foregoing, the Board of Directors may, without the need for stockholders' approval, amend the Plan in any respect necessary to qualify ISOs as incentive stock options under Code Section 422.

     Notwithstanding the foregoing, Section 6(k) may only be amended once every six months, unless the amendment is necessary to conform to changes in the Code, or regulations thereunder.

     10. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Grantee (or upon a transferee of a Grantee) to exercise such Option.

     11. No Limitation on Rights of the Company. The grant of any Option shall not in any way affect the right or power of the Company to make adjustments, reclassification, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

     12. Plan Not a Contract of Employment. The Plan is not a contract of employment, and the terms of employment of any Grantee shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any Grantee for a continuation of employment, nor shall it interfere with the right of the Company or an Affiliate to discharge any Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

     13. Expenses of the Plan. All of the expenses of the Plan shall be paid by the Company.

     14. Effect Upon Other Compensation. Nothing contained herein shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees or directors.

     15. Grantee to Have No Rights as a Stockholder. No Grantee of any Option shall have any rights as a stockholder with respect to any shares subject to his or her Option prior to the date on which he or she is recorded as the holder of such shares on the records of the Company. No Grantee of any Option shall have the rights of a stockholder until he or she has paid in full the exercise price.

     16. Notice. Notice to the Committee shall be deemed given if in writing, and delivered personally or mailed to the Secretary of the Company at its principal executive offices by certified, registered or express mail at the then principal office of the Company.

     17. Governing Law. This Plan and all Option agreements entered into pursuant thereto shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, determined without regard to its conflicts of law rules.

                                   EXHIBIT A

                                LEAR CORPORATION
                             1996 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT

                                LEAR CORPORATION

                             1996 STOCK OPTION PLAN
               [NONQUALIFIED] [INCENTIVE] STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT (the "Agreement"), dated as of               ,
between Lear Corporation, a Delaware corporation (the "Company"), and the individual whose name appears on the signature page hereof (the "Grantee"), who is a key employee, officer or an Eligible Director (as defined in Section 6(a) of the Plan) of the Company or an Affiliate (as defined in Section 1 of the
Plan), or a consultant or advisor who the Committee (as defined in Section 3 of the Plan) has determined provides substantial and important services (as limited in Section 6(a) of the Plan) to the Company.

     In accordance with the terms of the Lear Corporation 1996 Stock Option Plan (the "Plan"), the Company hereby grants to the Grantee [a nonqualified] [an incentive] stock option (the "Option") to purchase all or any part of an
aggregate of        shares of common stock, $.01 par value per share ("Common
Stock"), of the Company.

     To evidence the Option and to set forth its terms and conditions, the Company and the Grantee hereby agree as follows:

          1. Confirmation of Grant. The Company hereby evidences and confirms its grant of the Option to the Grantee on the date of this Agreement.

          2. Number of Shares. The Option shall be for an aggregate of shares of Common Stock.

          3. Exercise Price. The exercise price shall be $   per share of Common
     Stock for a total of $       .

          4. Medium and Time of Payment.

          (a) The exercise price shall be paid in United States dollars and in cash or by certified or cashier's check payable to the order of the Company at the time of purchase.

          [(b) The exercise price or any portion thereof, may be paid with: (i) Common Stock acquired through the exercise of an option granted by the Company which Common Stock has been held by the Grantee for at least one year, or any other Common Stock already owned by, and in the possession of, the Grantee; or (ii) any combination of cash, certified or cashier's check, and Common Stock meeting the requirements of clause (i) above.(1)]

          (c) Any withholding tax, up to the minimum withholding requirement for supplemental wages, shall be paid with shares of Common Stock issuable to the Grantee upon exercise of the Option.

          (d) Shares of Common Stock used to satisfy [the exercise price of the Option and/or(2)] any minimum required withholding tax shall be valued at their fair market value as determined by the Committee as of the date of exercise.

          (e) Payment in full of the exercise price is required prior to the issuance of any shares of Common Stock pursuant to the Option.

          5. Term, Vesting and Exercise of the Option.

          (a) The Option shall expire ten years from the date of this Agreement.

---------------

1 Use this language if the Grantee may pay all or any portion of the exercise price with shares of Common Stock already owned by the Grantee.

2 Use this language if the Grantee may pay all or any portion of the exercise price with shares of Common Stock already owned by the Grantee.

          (b) The Option shall vest on the earlier of: (i)          (3), or (ii)
     the Grantee's [retirement,(4)] death or disability, as defined herein.

          (c) The Option shall become exercisable on the earlier of:
     (i) (5), or (ii) the Grantee's [retirement,(6)] death or disability, as defined herein.

          (d) Notwithstanding anything contained herein to the contrary, the right (whether or not vested) of a Grantee to exercise the Option shall be forfeited if the Committee determines, in its sole discretion, that (i) the Grantee has entered into a business or employment which is detrimentally competitive with the Company or substantially injurious to the Company's financial interests; (ii) the Grantee has been discharged from employment with the Company or an Affiliate for Cause; or (iii) the Grantee performed acts of willful malfeasance or gross negligence in a matter of material importance to the Company or an Affiliate. For purposes of this Section, "Cause" shall have the meaning set forth in any unexpired employment or severance agreement between the Grantee and the Company and/or an Affiliate, and, in the absence of any such agreement, shall mean (i) the willful and continued failure of the Grantee to substantially perform his or her duties with or for the Company or an Affiliate, (ii) the engaging by the Grantee in conduct which is significantly injurious to the Company or an Affiliate, monetarily or otherwise, (iii) the Grantee's conviction of a felony, (iv) the Grantee's abuse of illegal drugs or other controlled substances or (v) the Grantee's habitual intoxication. For purposes of this Section, unless otherwise defined in the Grantee's employment or severance agreement, an act or omission is "willful" if such act or omission was knowingly done, or knowingly omitted to be done, by the Grantee not in good faith and without reasonable belief that such act or omission was in the best interest of the Company or an Affiliate.

          (e) The Option may be exercised by written notice to the Company indicating the number of shares of Common Stock being purchased. Such notice shall be signed by the Grantee and shall be accompanied by full payment of the exercise price. When the Option becomes vested and exercisable, it may be exercisable in whole at any time or in part from time to time as to any or all full shares of Common Stock under the Option. Notwithstanding the foregoing, the Option may not be exercised for fewer than 100 shares at any one time or fewer than all remaining shares if fewer than 100 shares of Common Stock may be purchased under the Option.

     6. Termination of Employment. A Grantee's right to exercise the Option after termination of his or her employment shall be only as follows:

          (i) Retirement. If the Grantee has a termination of employment by reason of retirement, he or she may within thirteen months following such termination (but not later than the date on which the Option would otherwise expire), exercise any Option that had vested and was exercisable on the date of his or her retirement. However, in the event of his or her death prior to the end of the thirteen-month period after his or her retirement, his or her estate shall have the right to exercise any Option that had vested and was exercisable on the date the Grantee retired within thirteen months following the Grantee's termination of employment (but not later than the date on which the Option would otherwise expire).

          (ii) Death. If a Grantee dies while employed by the Company or an Affiliate, the Option shall vest and become exercisable upon death and his or her estate shall have the right for a period of thirteen months following the date of such death (but not later than the date on which the Option would otherwise expire) to exercise the Option.

---------------

3 For a grant to an Independent Director under Section 6(k) of the Plan, insert the date which is the third anniversary of the date of the Agreement.

4 Use this language if the Option will vest upon retirement.

5 For a grant to an Independent Director under Section 6(k) of the Plan, insert the date which is the third anniversary of the date of the Agreement.

6 Use this language if the Option will become exercisable upon retirement.

          (iii) Disability. If a Grantee has a termination of employment due to disability, as defined in Code Section 22(e)(3), the Option shall vest and become exercisable upon his or her termination of employment due to disability and he or she shall have the right for a period of thirteen months following the date of such termination of employment (but not later than the date on which the Option would otherwise expire) to exercise the Option.

          (iv) Other Reasons. Except as provided under Section 5(d) hereof, a Grantee whose termination of employment is due to any reason other than those provided above under "Retirement", "Death", or "Disability", the Grantee or his or her estate (in the event of his or her death after such termination) may exercise any Option that was vested and exercisable on the date of his or her termination of employment within the 30-day period following such termination (but not later than the date on which the Option would otherwise expire).

          (v) Independent Directors. An Option received by an Independent Director of the Company pursuant to Section 6(k) of the Plan shall vest and become exercisable in accordance with Section 5 hereof regardless of such Grantee's continued service as a member of the Board of Directors.

          For purposes of this Section:

             (i) "Termination of employment" shall mean the termination of a Grantee's employment with the Company or an Affiliate. A Grantee employed by a subsidiary shall also be deemed to have a termination of employment if the subsidiary ceases to be an Affiliate of the Company, and the Grantee does not immediately thereafter become an employee of the Company or another Affiliate. A Grantee who is a consultant or advisor shall be considered to have terminated employment when substantial and important services, as determined by the Committee, are no longer provided to the Company by the Grantee.

             (ii) "Retirement" shall mean termination of employment on or after attaining the age established by the Company as the normal retirement age in any unexpired employment agreement between the Grantee and the Company and/or an Affiliate, or, in the absence of such an agreement, the normal retirement age under the defined benefit tax-qualified retirement plan or, if none, the defined contribution tax-qualified retirement plan, sponsored by the Company or an Affiliate in which the Grantee participates.

             (iii) A Grantee's "estate" shall mean his or her legal representatives upon his or her death or any person who acquires the right to exercise the Option by reason of the Grantee's death. The Committee may in its discretion require the transferee of a Grantee to supply it with written notice of the Grantee's death, a copy of the will or such other evidence as the Committee deems necessary to establish the validity of the transfer of the Option.

     7. Transferability of Option and Stock Acquired Upon Exercise of
Option. The Option shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee or by the guardian or legal representative of the Grantee. The Committee may, in its discretion, require the Grantee's guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to exercise the Option on behalf of the Grantee. Except as limited by applicable securities laws and the provisions of Section 8 hereof, shares of Common Stock acquired upon exercise of the Option shall be freely transferable.

     8. Securities Law Requirements.

          (a) If required by the Company, the notice of exercise of the Option shall be accompanied by the Grantee's written representation: (i) that the stock being acquired is purchased for investment and not for resale or with a view to the distribution thereof; (ii) acknowledging that such stock has not been registered under the Securities Act of 1933, as amended (the "1933 Act"); and (iii) agreeing that such stock may not be sold or transferred unless either there is an effective Registration Statement for it under the 1933 Act, or in the opinion of counsel for the Company, such sale or transfer is not in violation of the 1933 Act.

          (b) This Option not shall be exercisable in whole or in part, nor shall the Company be obligated to sell any shares of Common Stock subject to such Option, if such exercise and sale may, in the opinion of counsel for the Company, violate the 1933 Act (or other federal or state statutes having similar requirements), as it may be in effect at that time.

          (c) The Option is subject to the further requirement that, if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such Option or the issuance of shares thereunder, such Option may not be exercised in whole or in part, unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          (d) No person who acquires shares of Common Stock pursuant to this Agreement may, during any period of time that such person is an affiliate of the Company, within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act, sell such shares of Common Stock, unless such offer and sale is made pursuant to (i) an effective registration statement under the 1933 Act, which is current and includes the shares to be sold, or (ii) an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

          (e) With respect to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), transactions under this Agreement are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the 1934 Act. To the extent any provision of the Agreement or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that such provision or action shall be null and void.

     9. No Obligation to Exercise Option. The granting of the Option shall impose no obligation upon the Grantee (or upon a transferee of a Grantee) to exercise the Option.

     10. No Limitation on Rights of the Company. The grant of the Option shall not in any way affect the right or power of the Company to make adjustments, reclassification, or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

     11. Plan and Agreement Not a Contract of Employment. Neither the Plan nor this Agreement is a contract of employment, and no terms of employment of the Grantee shall be affected in any way by the Plan, this Agreement or related instruments except as specifically provided therein. Neither the establishment of the Plan nor this Agreement shall be construed as conferring any legal rights upon the Grantee for a continuation of employment, nor shall it interfere with the right of the Company or any Affiliate to discharge the Grantee and to treat him or her without regard to the effect that such treatment might have upon him or her as the holder of the Option.

     12. Grantee to Have No Rights as a Stockholder. The Grantee shall not have any rights as a stockholder with respect to any shares of Common Stock subject to the Option prior to the date on which he or she is recorded as the holder of such shares on the records of the Company. The Grantee shall not have the rights of a stockholder until he or she has paid in full the exercise price.

     13. Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or, if mailed, three days after the date of deposit in the United States mail, in the case of the Company to 21557 Telegraph Road, P. O. Box 5008, Southfield, Michigan, 48086-5008, Attention:
James H. Vandenberghe and, in the case of the Grantee, to its address set forth on the signature page hereto or, in each case, to such other address as may be designated in a notice given in accordance with this Section.

     14. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, determined without regard to its conflict of law rules.

     15. Plan Document Controls. The rights herein granted are in all respects subject to the provisions set forth in the Plan to the same extent and with the same effect as if set forth fully herein. In the event that the terms of this Agreement conflict with the terms of the Plan document, the Plan document shall control.

     IN WITNESS WHEREOF, the Company and the Grantee have duly executed this Agreement as of the date first written above.

                                          LEAR CORPORATION

                                          By:
                                          --------------------------------------

                                          Its:
                                          --------------------------------------

                                          --------------------------------------
                                                  [Grantee's Signature]

                                          Grantee's Name and Address for notices
                                          hereunder:

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

LEAR SEATING CORPORATION
       [LOGO]
Dear Stockholder:

The Annual Meeting of Stockholders (the "Meeting") of Lear Seating Corporation (the "Company") will be held at 10:00 a.m. on Thursday, May 9, 1996 at The Management Education Center, Michigan State University, 811 West Square Lake Road, Troy, Michigan.

To be sure that your vote is counted, we urge you to complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

If you plan to attend the Meeting in person, detach and bring this letter to the meeting as an admission ticket for you and your guests.


March 25, 1996

                            DETACH PROXY CARD HERE



1. Election of Directors    FOR all nominees   /  /       WITHHOLD AUTHORITY to vote   /  /          *EXCEPTIONS   /  /
                            listed below                  for all nominees listed below.

Nominees: Robert E. Rossiter, James H. Vandenberghe, Robert W. Shower and Alan H. Washkowitz.

*Exceptions ________________________________________________________________________________________________________
INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided.

2. To approve an amendment to the Company's Restated            4. To ratify the appointment of Arthur Andersen LLP
   Certificate of Incorporation that would change the              as independent auditor for the Company for the
   name of the Company to "Lear Corporation."                      fiscal year ending December 31, 1996.

   FOR /  /      AGAINST /  /       ABSTAIN /  /                   FOR /  /      AGAINST /  /       ABSTAIN /  /



                                                                  Do you intend to attend the Meeting?
3. To approve the Company's 1996 Stock Option Plan.               YES  /  /       NO  /  /

   FOR /  /      AGAINST /  /       ABSTAIN /  /

In their discretion the Proxies are authorized to vote upon such
other matters as may properly come before the meeting or any                             Change of Address or
adjournment or postponement thereof.                                                     Comments Mark Here   /  /

                                                                              Please sign this proxy and return it promptly
                                                                              whether or not you expect to attend the Meeting.
                                                                              You may nevertheless vote in person if you attend.
                                                                              Please sign exactly as your name appears herein.
                                                                              Give full title if an Attorney, Executor,
                                                                              Aministrator, Trustee, Guardian, etc.  For an
                                                                              account in the name of two or more persons, each
                                                                              should sign, or if one signs, he should attach
                                                                              evidence of his authority.

                                                                              Dated: ________________________________, 1996

                                                                              ______________________________________________
                                                                                           signature

                                                                              ______________________________________________
                                                                                           signature

                                                                              Votes must be indicated   /x/
(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)


                  PRELIMINARY MATERIALS DATED MARCH 1, 1996

                               ADMISSION TICKET


                           LEAR SEATING CORPORATION


                        ANNUAL MEETING OF STOCKHOLDERS

                          MAY 9, 1996 AT 10:00 A.M.
                       THE MANAGEMENT EDUCATION CENTER
                          MICHIGAN STATE UNIVERSITY
                                TROY, MICHIGAN

                 ADMITS ONE STOCKHOLDER AND UP TO TWO GUESTS



LEAR SEATING CORPORATION                          PROXY/VOTING INSTRUCTION CARD
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     This proxy is solicited on behalf of the Board of Directors of Lear
  Seating Corporation for the Annual Meeting of Stockholders on May 9, 1996 or any adjournment or postponement thereof (the "Meeting").

      The undersigned appoints James H. Vandenberghe and Joseph F. McCarthy, and each of them, with full power of substitution in each of them, the proxies of the undersigned, to vote for and on behalf of the undersigned all shares of Lear Seating Corporation Common Stock which the undersigned may be entitled to vote on all matters properly coming before the Meeting, as set forth in related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1, 2, 3 and 4.




                                                  LEAR SEATING CORPORATION
                                                  P.O. BOX 11520
                                                  NEW YORK, NY 10203-0520